Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed certificates referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed certificates, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell certificates to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

Option One Mortgage Loan Trust
2007-3

Marketing Materials

$503,322,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Lehman Brothers	Merrill Lynch & Co.
H&R Block Financial Advisors, Inc.	HSBC Securities (USA) Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet   Date Prepared: March 28, 2007

$503,322,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2007-3

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)	(Moody’s/S&P)	Distribution Date	Type

I-A-1	$398,178,000	Not Offered Hereby		Aaa/AAA	April 2037	Fltg Rate Group I Senior
II-A-1	$152,570,000	0.90 / 0.90	1-18 / 1-18	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-2	$126,816,000	2.00 / 2.00	18-30 / 18-30	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-3	$37,701,000	3.00 / 3.00	30-69 / 30-69	Aaa/AAA	April 2037	Fltg Rate Group II Senior
II-A-4	$24,235,000	6.02 / 8.22	69-72 / 69-168	Aaa/AAA	April 2037	Fltg Rate Group II Senior
M-1	$46,500,000	5.24 / 5.68	54-72 / 54-146	Aa1/AA+	April 2037	Fltg Rate Subordinate
M-2	$44,500,000	4.73 / 5.16	47-72 / 47-138	Aa2/AA	April 2037	Fltg Rate Subordinate
M-3	$19,500,000	4.54 / 4.95	45-72 / 45-131	Aa3/AA-	April 2037	Fltg Rate Subordinate
M-4	$19,000,000	4.46 / 4.86	43-72 / 43-127	A1/A+	April 2037	Fltg Rate Subordinate
M-5	$18,000,000	4.39 / 4.78	42-72 / 42-123	A2/A	April 2037	Fltg Rate Subordinate
M-6	$14,500,000	4.35 / 4.72	41-72 / 41-118	A3/A-	April 2037	Fltg Rate Subordinate
M-7	$12,500,000			Baa1/BBB+	April 2037	Fltg Rate Subordinate
M-8	$13,000,000	Not Offered Hereby		Baa2/BBB	April 2037	Fltg Rate Subordinate
M-9	$15,500,000			Baa3/BBB-	April 2037	Fltg Rate Subordinate
Total:	$942,500,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:                                     Option One Mortgage Acceptance Corporation.

Originator and
Servicer:                                        Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	Lehman Brothers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., H&R Block Financial Advisors Inc.

Trustee and Swap
Administrator:                             Wells Fargo Bank, N.A.

Swap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) April 1, 2007.

Expected Pricing Date:              On or about the week of April [2], 2007.

Expected Closing Date:             On or about April 12, 2007.

Expected Settlement Date:        On or about April 12, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Senior, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately [0.003]% per annum on the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-up Call”). In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $999,948,285, of which: (i) approximately $538,414,584 consists of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $461,533,701 consists of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 8.03% of the Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:                              The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:   The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Adjusted Net Maximum
Mortgage Rate:                            The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:                             The “Net WAC Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap Rate:                   The “Maximum Cap Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:                     The “Net WAC Rate Carryover Amount” for any Class of Certificates and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:                 Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in June 2007 and ending with the Distribution Date in June 2013, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to [4.95]% per annum, (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the lesser of (i) the notional amount as set forth in the Swap Agreement for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates immediately preceding such Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Overcollateralization
Amount:                                         The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 5.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:                            Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 5.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 11.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:                           The earlier to occur of
(i)      the Distribution Date after the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii)     the later to occur of
  (x)    the Distribution Date occurring in May 2010 and
  (y)   the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 52.10%.

Credit Enhancement
Percentage:                                 The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [30.70]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
May 2009 - April 2010	[1.70]% for May 2009, plus 1/12 of [2.10]% thereafter
May 2010 - April 2011	[3.80]% for May 2010, plus 1/12 of [2.15]% thereafter
May 2011 - April 2012	[5.95]% for May 2011, plus 1/12 of [1.70]% thereafter
May 2012 - April 2013	[7.65]% for May 2012, plus 1/12 of [0.85]% thereafter
May 2013 and thereafter	[8.50]%

Expected Credit Support
Percentages:
	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	26.05%	52.10%
Class M-1	21.40%	42.80%
Class M-2	16.95%	33.90%
Class M-3	15.00%	30.00%
Class M-4	13.10%	26.20%
Class M-5	11.30%	22.60%
Class M-6	9.85%	19.70%
Class M-7	8.60%	17.20%
Class M-8	7.30%	14.60%
Class M-9	5.75%	11.50%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.
.

Priority of Distributions:           Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth monthly interest to the Class M-9 Certificates.

2)    Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)    Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement.

5)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until each such class has been reduced to zero. In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 52.10% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 42.80% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 33.90% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 30.00% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 26.20% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 22.60% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 19.70% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 17.20% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 14.60% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 11.50% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement

On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Total Mortgage Loan Statistics
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$999,948,285	$15,912	$1,937,000
Average Scheduled Principal Balance	$227,623
Number of Mortgage Loans	4,393

Weighted Average Gross Coupon	8.478%	5.500%	14.800%
Weighted Average FICO Score	615	500	811
Weighted Average Combined Original LTV	82.11%	20.20%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	83.94%	20.20%	100.00%
Weighted Average Debt-to-Income	42.53%	2.59%	59.74%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	118 months	359 months
Weighted Average Seasoning	2 months	1 months	9 months

Weighted Average Gross Margin	5.982%	2.750%	9.250%
Weighted Average Minimum Interest Rate	6.191%	2.750%	12.500%
Weighted Average Maximum Interest Rate	14.361%	9.875%	19.050%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.500%
Weighted Average Months to Roll	26 months	16 months	178 months

Maturity Date		February 1, 2017	March 1, 2037
Maximum Zip Code Concentration	0.45%	11221

ARM	88.48%
Fixed Rate	11.52%

15/15 6 MO LIBOR	0.01%
2/13 6 MO LIBOR	0.06%
2/28 6 MO LIBOR	35.80%
2/28 6 MO LIBOR 40/30 Balloon	23.34%
2/28 6 MO LIBOR 50/30 Balloon	3.16%
2/28 6 MO LIBOR IO	13.31%
3/27 6 MO LIBOR	1.92%
3/27 6 MO LIBOR 40/30 Balloon	0.83%
3/27 6 MO LIBOR 50/30 Balloon	0.10%
3/27 6 MO LIBOR IO	0.94%
5/25 6 MO LIBOR	2.92%
5/25 6 MO LIBOR 40/30 Balloon	1.78%
5/25 6 MO LIBOR 50/30 Balloon	0.37%
5/25 6 MO LIBOR IO	3.93%
Fixed Rate 10 Yr	0.08%
Fixed Rate 15 Yr	0.15%
Fixed Rate 20 Yr	0.07%
Fixed Rate 30 Yr	8.09%
Fixed Rate 30 Yr IO	0.56%
Fixed Rate 30 Yr Rate Reduction	0.08%
Fixed Rate 40/30 Balloon	1.87%
Fixed Rate 40/30 Balloon Rate Reduction	0.02%
Fixed Rate 50/30 Balloon	0.61%

Interest Only	18.73%
Not Interest Only	81.27%

Prepay Penalty: 0 months	27.60%
Prepay Penalty: 12 months	9.07%
Prepay Penalty: 24 months	50.45%
Prepay Penalty: 30 months	0.13%
Prepay Penalty: 36 months	12.76%

First Lien	97.06%
Second Lien	2.94%

Business Bank Statements	3.46%
Full Documentation	52.42%
Lite Documentation	1.39%
No Documentation	1.72%
No Ratio	0.22%
Stated Income Documentation	40.79%

Cash Out Refinance	63.51%
Purchase	27.83%
Rate/Term Refinance	8.66%

2-4 Units Attached	2.90%
2-4 Units Detached	6.66%
Condo Conversion Attached	0.15%
Condo High-Rise Attached	0.68%
Condo Low-Rise Attached	3.89%
Condotel Attached	0.24%
PUD Attached	1.29%
PUD Detached	10.01%
Single Family Attached	1.77%
Single Family Detached	72.42%

Non-owner	10.97%
Primary	87.41%
Second Home	1.62%

Top 5 States:
California	26.98%
Florida	10.43%
New York	8.58%
Texas	5.35%
New Jersey	5.07%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	387	13,494,798.20	1.35%	12.334	355	98.80	624
50,000.01 - 100,000.00	535	41,414,192.00	4.14%	10.672	354	83.37	620
100,000.01 - 150,000.00	889	111,259,026.06	11.13%	9.334	357	79.82	598
150,000.01 - 200,000.00	647	112,459,826.29	11.25%	8.783	357	79.25	604
200,000.01 - 250,000.00	466	104,627,915.76	10.46%	8.414	357	80.45	601
250,000.01 - 300,000.00	356	97,981,997.99	9.80%	8.221	357	81.01	609
300,000.01 - 350,000.00	288	93,413,429.23	9.34%	8.220	358	81.88	612
350,000.01 - 400,000.00	218	81,471,269.99	8.15%	7.981	358	82.02	618
400,000.01 - 450,000.00	146	62,349,510.27	6.24%	7.988	358	83.04	628
450,000.01 - 500,000.00	129	61,324,284.76	6.13%	7.797	358	83.85	626
500,000.01 - 550,000.00	87	45,457,060.76	4.55%	7.791	357	84.75	635
550,000.01 - 600,000.00	80	46,268,757.84	4.63%	7.810	358	86.75	628
600,000.01 - 650,000.00	53	33,026,997.40	3.30%	8.501	358	84.96	627
650,000.01 - 700,000.00	31	21,014,473.08	2.10%	8.037	358	91.45	647
700,000.01 - 750,000.00	18	13,042,616.93	1.30%	7.897	358	88.92	620
750,000.01 - 800,000.00	17	13,245,014.26	1.32%	8.470	344	87.56	624
800,000.01 - 850,000.00	9	7,476,377.86	0.75%	8.356	357	81.85	613
850,000.01 - 900,000.00	6	5,316,143.49	0.53%	8.931	357	70.41	573
900,000.01 - 950,000.00	2	1,835,000.00	0.18%	8.425	357	78.13	598
950,000.01 - 1,000,000.00	7	6,785,848.77	0.68%	8.410	358	70.97	597
1,000,000.01+	22	26,683,743.87	2.67%	7.487	358	74.72	648
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	30	12,623,927.66	1.26%	5.835	358	74.92	654
6.000 - 6.499	121	42,580,300.05	4.26%	6.283	358	80.53	651
6.500 - 6.999	243	89,700,574.00	8.97%	6.779	357	79.43	646
7.000 - 7.499	300	93,187,615.91	9.32%	7.251	358	79.76	630
7.500 - 7.999	533	162,200,383.72	16.22%	7.767	355	79.92	622
8.000 - 8.499	491	135,510,959.35	13.55%	8.239	357	82.03	616
8.500 - 8.999	645	168,060,887.65	16.81%	8.744	357	83.47	608
9.000 - 9.499	424	91,012,924.59	9.10%	9.229	358	83.98	602
9.500 - 9.999	524	86,579,545.06	8.66%	9.743	357	84.20	589
10.000 -10.499	229	39,540,953.49	3.95%	10.217	357	82.17	588
10.500 -10.999	202	32,132,239.50	3.21%	10.703	358	82.96	578
11.000 -11.499	95	11,033,901.66	1.10%	11.231	356	81.18	576
11.500 -11.999	105	10,445,832.92	1.04%	11.708	356	85.46	597
12.000 -12.499	70	6,058,599.45	0.61%	12.178	358	86.23	595
12.500 -12.999	171	9,763,583.55	0.98%	12.645	357	97.60	649
13.000 -13.499	36	1,668,363.19	0.17%	13.226	356	100.00	611
13.500 -13.999	71	3,449,419.83	0.34%	13.637	356	99.99	606
14.000 -14.499	99	4,112,925.63	0.41%	14.157	355	99.94	590
14.500 -14.999	4	285,347.60	0.03%	14.661	357	98.42	622
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	8	1,596,596.48	0.16%	9.497	357	69.22	500
501 - 520	226	51,145,998.71	5.11%	9.537	357	73.59	511
521 - 540	209	48,693,289.93	4.87%	9.308	357	73.38	530
541 - 560	254	57,454,166.11	5.75%	8.934	356	71.98	551
561 - 580	448	99,366,930.20	9.94%	8.654	356	78.51	571
581 - 600	723	138,046,743.68	13.81%	8.585	356	81.47	590
601 - 620	658	144,513,865.25	14.45%	8.514	358	81.57	610
621 - 640	641	148,125,835.52	14.81%	8.172	356	84.58	631
641 - 660	507	126,541,351.93	12.65%	8.297	357	87.21	650
661 - 680	278	69,869,280.21	6.99%	8.092	358	87.28	670
681 - 700	174	44,080,710.42	4.41%	7.865	357	87.24	690
701 - 760	199	55,143,038.51	5.51%	7.877	358	89.39	724
761+	43	11,404,712.04	1.14%	7.660	358	85.26	775
None	25	3,965,765.82	0.40%	9.670	358	69.21	0
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	134	25,084,310.82	2.51%	8.186	355	40.49	589
50.00- 54.99	79	17,630,764.38	1.76%	8.048	357	52.15	589
55.00- 59.99	97	21,310,225.97	2.13%	8.192	355	57.27	577
60.00- 64.99	127	28,884,585.54	2.89%	8.162	357	62.51	578
65.00- 69.99	217	53,765,548.65	5.38%	8.430	357	66.91	579
70.00- 74.99	234	62,743,229.73	6.27%	8.152	357	71.42	590
75.00- 79.99	315	84,310,028.35	8.43%	8.382	357	76.73	590
80.00	890	210,416,107.74	21.04%	8.284	357	80.00	620
80.01- 84.99	95	29,711,238.49	2.97%	7.818	357	83.37	610
85.00- 89.99	384	102,439,646.40	10.24%	8.201	357	86.06	611
90.00- 94.99	547	141,494,650.26	14.15%	8.509	356	90.55	624
95.00- 99.99	488	113,851,235.38	11.39%	8.828	358	95.08	630
100.00	786	108,306,713.10	10.83%	9.454	357	100.00	662
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	132	24,634,310.82	2.46%	8.199	355	40.44	589
50.00- 54.99	78	17,485,414.38	1.75%	8.022	357	52.16	589
55.00- 59.99	97	21,310,225.97	2.13%	8.192	355	57.27	577
60.00- 64.99	127	28,559,585.54	2.86%	8.075	357	62.26	580
65.00- 69.99	214	53,372,334.85	5.34%	8.444	357	66.81	578
70.00- 74.99	225	59,535,972.23	5.95%	8.088	357	71.47	587
75.00- 79.99	306	83,020,849.84	8.30%	8.387	357	76.64	589
80.00	485	124,765,106.18	12.48%	8.428	357	80.00	598
80.01- 84.99	98	31,207,488.49	3.12%	7.962	357	82.64	608
85.00- 89.99	385	102,993,373.75	10.30%	8.198	357	86.00	612
90.00- 94.99	550	142,947,905.17	14.30%	8.475	356	90.30	626
95.00- 99.99	520	120,432,421.03	12.04%	8.846	358	94.23	630
100.00	1,176	189,683,296.56	18.97%	8.858	358	91.41	657
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	815,000.00	0.08%	8.129	119	88.05	622
180	17	2,122,538.56	0.21%	8.865	178	69.75	587
240	3	653,400.00	0.07%	8.085	238	89.03	644
360	4,371	996,357,346.25	99.64%	8.478	358	82.12	615
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	815,000.00	0.08%	8.129	119	88.05	622
121-180	17	2,122,538.56	0.21%	8.865	178	69.75	587
181-240	3	653,400.00	0.07%	8.085	238	89.03	644
301-360	4,371	996,357,346.25	99.64%	8.478	358	82.12	615
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	105	20,670,264.97	2.07%	8.755	358	82.27	617
20.01 -25.00	170	31,606,829.76	3.16%	8.728	357	78.42	612
25.01 -30.00	279	52,631,661.78	5.26%	8.707	357	79.38	605
30.01 -35.00	415	88,298,052.68	8.83%	8.518	357	80.44	615
35.01 -40.00	609	125,549,927.38	12.56%	8.544	357	81.65	614
40.01 -45.00	830	198,524,802.92	19.85%	8.460	357	82.44	614
45.01 -50.00	1,074	265,616,962.13	26.56%	8.487	357	82.61	613
50.01 -55.00	612	151,091,971.64	15.11%	8.343	356	83.28	615
55.01 -60.00	166	45,207,116.47	4.52%	8.101	357	84.16	610
None	133	20,750,695.08	2.08%	8.536	358	81.66	696
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	3,422	884,727,340.24	88.48%	8.357	358	81.90	615
Fixed Rate	971	115,220,944.57	11.52%	9.409	353	83.72	615
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	2	131,430.00	0.01%	9.043	357	87.98	585
2/13 6 MO LIBOR	6	616,108.56	0.06%	10.142	178	80.59	578
2/28 6 MO LIBOR	1,719	357,944,395.95	35.80%	8.940	358	79.85	598
2/28 6 MO LIBOR 40/30 Balloon	779	233,418,925.20	23.34%	8.186	357	81.91	606
2/28 6 MO LIBOR 50/30 Balloon	95	31,576,083.16	3.16%	8.397	359	95.29	641
2/28 6 MO LIBOR IO	361	133,053,240.66	13.31%	7.544	357	85.00	644
3/27 6 MO LIBOR	89	19,224,526.00	1.92%	8.579	358	80.21	607
3/27 6 MO LIBOR 40/30 Balloon	29	8,346,802.36	0.83%	7.995	358	77.58	606
3/27 6 MO LIBOR 50/30 Balloon	3	964,200.00	0.10%	8.574	359	95.00	618
3/27 6 MO LIBOR IO	28	9,386,231.41	0.94%	7.315	358	79.43	678
5/25 6 MO LIBOR	127	29,237,258.72	2.92%	8.235	358	79.03	636
5/25 6 MO LIBOR 40/30 Balloon	71	17,826,411.00	1.78%	7.782	358	78.31	618
5/25 6 MO LIBOR 50/30 Balloon	8	3,730,133.62	0.37%	8.211	359	97.35	652
5/25 6 MO LIBOR IO	105	39,271,593.60	3.93%	7.323	358	83.56	669
Fixed Rate 10 Yr	2	815,000.00	0.08%	8.129	119	88.05	622
Fixed Rate 15 Yr	11	1,506,430.00	0.15%	8.342	178	65.31	590
Fixed Rate 20 Yr	3	653,400.00	0.07%	8.085	238	89.03	644
Fixed Rate 30 Yr	851	80,911,242.29	8.09%	10.092	357	84.56	612
Fixed Rate 30 Yr IO	15	5,554,462.00	0.56%	7.099	358	81.34	637
Fixed Rate 30 Yr Rate Reduction	6	789,050.00	0.08%	8.920	358	66.34	551
Fixed Rate 40/30 Balloon	61	18,706,237.28	1.87%	7.983	358	82.72	622
Fixed Rate 40/30 Balloon Rate Reduction	1	170,050.00	0.02%	10.600	359	95.00	601
Fixed Rate 50/30 Balloon	21	6,115,073.00	0.61%	7.430	359	83.19	630
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,884	812,682,757.14	81.27%	8.709	357	81.60	607
I/O Term: 60 months	445	166,316,863.68	16.63%	7.477	358	84.23	651
I/O Term: 120 months	64	20,948,663.99	2.09%	7.445	358	84.94	648
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,428	275,952,346.12	27.60%	8.892	357	81.81	612
Prepay Penalty: 12 months	259	90,658,504.71	9.07%	8.411	355	78.56	621
Prepay Penalty: 24 months	2,162	504,432,058.96	50.45%	8.378	357	83.05	612
Prepay Penalty: 30 months	6	1,272,457.03	0.13%	9.728	336	90.92	590
Prepay Penalty: 36 months	538	127,632,917.99	12.76%	8.010	356	81.45	628
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,809	970,534,744.25	97.06%	8.359	357	81.58	614
Second Lien	584	29,413,540.56	2.94%	12.414	356	99.58	636
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	116	34,599,389.04	3.46%	8.802	357	83.96	609
Full Documentation	2,654	524,222,370.39	52.42%	8.423	357	82.98	605
Lite Documentation	72	13,897,274.53	1.39%	8.657	358	82.70	680
No Documentation	113	17,227,157.74	1.72%	8.484	358	80.46	697
No Ratio	13	2,158,184.00	0.22%	8.958	359	85.31	685
Stated Income Documentation	1,425	407,843,909.11	40.79%	8.512	357	80.85	622
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,415	635,087,144.16	63.51%	8.310	357	79.01	604
Purchase	1,605	278,306,904.72	27.83%	8.909	358	88.83	643
Rate/Term Refinance	373	86,554,235.93	8.66%	8.326	358	83.24	608
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	76	28,985,599.49	2.90%	8.486	358	81.14	635
2-4 Units Detached	240	66,566,386.03	6.66%	8.584	357	82.70	629
Condo Conversion Attached	8	1,457,652.25	0.15%	8.142	358	85.73	686
Condo High-Rise Attached	25	6,751,772.78	0.68%	8.947	358	82.23	637
Condo Low-Rise Attached	178	38,944,131.32	3.89%	8.587	358	83.88	624
Condotel Attached	5	2,389,227.76	0.24%	6.996	358	88.69	735
PUD Attached	72	12,924,941.41	1.29%	8.416	358	81.94	619
PUD Detached	443	100,095,042.29	10.01%	8.501	358	84.39	614
Single Family Attached	110	17,664,161.76	1.77%	8.576	358	81.98	627
Single Family Detached	3,236	724,169,369.72	72.42%	8.459	357	81.66	611
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	556	109,647,106.02	10.97%	9.037	357	82.84	640
Primary	3,771	874,081,331.57	87.41%	8.409	357	82.06	611
Second Home	66	16,219,847.22	1.62%	8.417	358	79.70	641
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	287	69,757,745.46	6.98%	8.763	357	75.54	569
AA	540	138,149,020.91	13.82%	8.567	357	80.51	582
AA+	2,952	681,401,907.46	68.14%	8.295	357	84.30	629
AAA	215	29,054,020.08	2.91%	8.670	358	82.95	701
B	231	49,629,438.94	4.96%	9.359	357	74.37	560
C	124	23,416,763.96	2.34%	9.527	357	70.56	567
CC	44	8,539,388.00	0.85%	10.606	358	60.05	567
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	29	4,078,879.63	0.41%	9.651	350	81.21	585
Alaska	3	953,069.07	0.10%	8.769	356	80.88	552
Arizona	123	25,414,237.94	2.54%	8.273	358	82.30	615
Arkansas	5	1,012,486.01	0.10%	9.349	359	85.66	616
California	706	269,822,667.78	26.98%	7.789	357	83.23	626
Colorado	85	16,949,461.65	1.70%	8.338	356	86.53	620
Connecticut	84	19,949,772.68	2.00%	8.507	358	78.39	610
Delaware	13	1,668,720.96	0.17%	9.629	358	84.59	637
District of Columbia	7	2,393,495.29	0.24%	8.627	358	86.31	643
Florida	546	104,262,240.82	10.43%	8.841	357	80.44	613
Georgia	158	25,452,738.46	2.55%	9.223	356	87.41	624
Hawaii	31	12,373,177.34	1.24%	7.023	357	79.14	652
Idaho	15	3,245,597.51	0.32%	8.442	357	78.68	602
Illinois	128	25,121,851.88	2.51%	9.089	358	83.55	609
Indiana	55	7,054,442.14	0.71%	9.639	358	84.37	594
Iowa	9	914,922.14	0.09%	9.561	358	87.10	637
Kansas	11	1,399,717.76	0.14%	9.279	358	77.29	610
Kentucky	18	1,867,699.62	0.19%	9.651	358	84.95	616
Louisiana	35	5,801,627.63	0.58%	9.509	358	86.99	622
Maine	33	5,643,791.98	0.56%	9.024	355	84.59	604
Maryland	121	28,760,698.60	2.88%	8.384	358	78.88	604
Massachusetts	169	43,759,515.32	4.38%	8.429	358	79.15	608
Michigan	154	21,366,478.95	2.14%	9.340	358	84.02	611
Minnesota	44	9,317,729.77	0.93%	8.670	357	80.09	613
Mississippi	8	962,019.25	0.10%	9.427	339	80.15	603
Missouri	47	6,328,786.73	0.63%	9.430	358	85.88	606
Montana	1	140,250.00	0.01%	8.356	358	85.00	664
Nevada	57	12,947,051.18	1.29%	8.526	358	83.28	609
New Hampshire	34	5,800,296.60	0.58%	8.812	358	77.26	617
New Jersey	177	50,669,584.07	5.07%	8.565	358	78.89	605
New York	246	85,777,868.40	8.58%	8.303	355	80.08	624
North Carolina	91	13,959,403.19	1.40%	9.363	356	85.19	607
Ohio	79	10,065,384.01	1.01%	9.755	358	85.46	603
Oklahoma	23	3,827,389.47	0.38%	8.910	357	83.67	614
Oregon	48	10,074,973.97	1.01%	8.131	357	78.08	600
Pennsylvania	124	19,541,735.56	1.95%	9.158	357	80.27	587
Rhode Island	19	4,039,940.24	0.40%	8.293	357	75.56	632
South Carolina	36	6,361,092.34	0.64%	8.582	354	81.71	620
South Dakota	5	385,983.05	0.04%	9.565	358	88.73	617
Tennessee	59	8,019,822.45	0.80%	8.897	356	85.46	604
Texas	407	53,457,935.21	5.35%	9.245	356	85.29	600
Utah	50	9,802,339.84	0.98%	8.555	358	86.27	623
Vermont	7	1,475,010.00	0.15%	8.095	358	63.60	596
Virginia	133	23,451,702.37	2.35%	8.986	356	81.64	602
Washington	112	27,420,053.30	2.74%	8.346	358	81.96	604
Wisconsin	37	5,521,737.93	0.55%	9.071	358	83.94	593
Wyoming	11	1,332,904.72	0.13%	9.577	358	88.16	590
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,941	903,548,763.00	90.36%	8.505	357	82.41	611
Silent 2nd	452	96,399,521.81	9.64%	8.225	358	79.23	648
Total	4,393	999,948,284.81	100.00%	8.478	357	82.11	615

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	78	18,733,766.77	2.12%	7.721	358	78.56	702
3.000 - 3.499	1	268,000.00	0.03%	7.250	359	80.00	730
3.500 - 3.999	1	163,881.30	0.02%	7.625	358	80.00	771
4.000 - 4.499	7	1,066,711.20	0.12%	8.758	358	78.46	629
4.500 - 4.999	10	2,021,599.20	0.23%	8.299	358	78.86	634
5.000 - 5.499	73	15,886,078.59	1.80%	8.832	358	83.58	609
5.500 - 5.999	543	163,167,327.91	18.44%	7.920	357	80.19	609
6.000 - 6.499	2,352	601,483,185.59	67.99%	8.373	358	83.48	619
6.500 - 6.999	197	44,548,422.42	5.04%	9.126	358	74.46	569
7.000 - 7.499	115	26,346,657.33	2.98%	9.258	357	72.77	571
7.500 - 7.999	31	7,790,557.46	0.88%	8.926	357	76.14	611
8.000 - 8.499	12	3,026,736.02	0.34%	9.320	357	77.83	606
8.500 - 8.999	1	144,450.00	0.02%	9.990	358	90.00	622
9.000 - 9.499	1	79,966.45	0.01%	10.250	357	80.00	593
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	78	18,733,766.77	2.12%	7.721	358	78.56	702
3.000 - 3.499	1	268,000.00	0.03%	7.250	359	80.00	730
3.500 - 3.999	1	163,881.30	0.02%	7.625	358	80.00	771
4.000 - 4.499	7	1,066,711.20	0.12%	8.758	358	78.46	629
4.500 - 4.999	9	1,671,952.54	0.19%	8.782	358	81.80	649
5.000 - 5.499	64	13,362,229.18	1.51%	9.105	358	84.16	608
5.500 - 5.999	442	130,048,674.33	14.70%	7.850	357	79.23	608
6.000 - 6.499	2,264	580,515,343.92	65.62%	8.366	358	83.52	620
6.500 - 6.999	174	39,674,978.13	4.48%	8.944	358	75.64	577
7.000 - 7.499	106	26,405,318.67	2.98%	8.671	357	73.92	586
7.500 - 7.999	52	16,331,503.70	1.85%	7.837	356	77.45	601
8.000 - 8.499	49	16,352,109.52	1.85%	8.342	356	84.05	612
8.500 - 8.999	59	16,150,694.21	1.83%	8.749	356	78.72	602
9.000 - 9.499	46	10,708,804.77	1.21%	9.192	356	81.54	600
9.500 - 9.999	45	8,546,561.54	0.97%	9.715	356	82.27	568
10.000 -10.499	5	1,228,763.85	0.14%	10.256	356	80.79	573
10.500 -10.999	12	2,541,605.69	0.29%	10.802	357	77.90	525
11.000 -11.499	4	471,164.40	0.05%	11.230	356	84.46	542
11.500 -11.999	1	114,000.00	0.01%	11.800	358	95.00	561
12.000 -12.499	1	119,250.00	0.01%	12.150	358	75.00	508
12.500 -12.999	2	252,026.52	0.03%	12.500	356	68.72	534
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	337,500.00	0.04%	6.875	358	90.00	616
10.000 -10.499	2	324,879.61	0.04%	7.312	357	82.84	640
10.500 -10.999	2	547,500.00	0.06%	7.754	358	84.39	597
11.000 -11.499	2	555,500.00	0.06%	8.281	358	76.66	568
11.500 -11.999	31	12,452,177.66	1.41%	5.942	358	75.78	651
12.000 -12.499	104	35,403,531.93	4.00%	6.319	358	81.88	654
12.500 -12.999	204	75,589,411.67	8.54%	6.792	358	79.89	649
13.000 -13.499	277	85,534,954.58	9.67%	7.270	358	80.02	629
13.500 -13.999	492	152,294,463.79	17.21%	7.761	357	80.18	622
14.000 -14.499	439	124,352,166.03	14.06%	8.226	357	82.08	617
14.500 -14.999	574	152,694,932.96	17.26%	8.732	358	83.66	608
15.000 -15.499	388	86,231,056.43	9.75%	9.200	358	84.46	602
15.500 -15.999	389	76,164,816.78	8.61%	9.697	357	83.82	589
16.000 -16.499	188	34,561,636.67	3.91%	10.177	358	81.90	592
16.500 -16.999	170	28,247,516.29	3.19%	10.632	358	82.75	578
17.000 -17.499	67	8,435,941.71	0.95%	11.228	355	80.36	563
17.500 -17.999	59	7,500,394.13	0.85%	11.625	356	80.38	567
18.000 -18.499	30	3,220,833.48	0.36%	12.182	358	79.03	558
18.500 -18.999	2	252,026.52	0.03%	12.500	356	68.72	534
19.000 -19.499	1	26,100.00	0.00%	13.050	358	100.00	623
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	3,422	884,727,340.24	100.00%	8.357	358	81.90	615
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	3,421	884,159,858.73	99.94%	8.358	358	81.90	615
1.500	1	567,481.51	0.06%	6.450	357	72.82	602
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	2	350,737.65	0.04%	9.685	352	95.00	568
09/01/08	18	7,095,379.98	0.80%	8.314	353	96.64	646
10/01/08	4	585,833.42	0.07%	9.723	354	89.35	563
11/01/08	26	7,194,356.83	0.81%	8.496	355	83.61	574
12/01/08	216	65,295,793.20	7.38%	8.112	356	78.36	593
01/01/09	747	200,338,248.64	22.64%	8.269	357	78.49	595
02/01/09	1,484	365,338,986.76	41.29%	8.471	358	81.41	615
03/01/09	463	110,409,417.05	12.48%	8.836	359	91.59	634
10/01/09	1	433,220.73	0.05%	9.990	354	70.00	534
12/01/09	11	2,781,168.99	0.31%	8.366	356	77.19	564
01/01/10	37	8,600,594.07	0.97%	8.140	357	76.33	595
02/01/10	79	20,913,786.48	2.36%	8.167	358	80.98	636
03/01/10	21	5,192,989.50	0.59%	7.739	359	83.14	669
10/01/11	1	269,494.36	0.03%	9.050	354	95.00	588
11/01/11	3	1,167,039.42	0.13%	8.290	355	86.97	638
12/01/11	18	4,933,381.52	0.56%	7.657	356	71.86	604
01/01/12	82	22,846,862.47	2.58%	7.651	357	78.51	635
02/01/12	148	42,735,761.67	4.83%	7.704	358	81.91	655
03/01/12	59	18,112,857.50	2.05%	7.939	359	86.99	660
01/01/22	1	105,330.00	0.01%	8.050	357	85.00	576
02/01/22	1	26,100.00	0.00%	13.050	358	100.00	623
Total	3,422	884,727,340.24	100.00%	8.357	358	81.90	615

Group I Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$538,414,584	$19,495	$688,133
Average Scheduled Principal Balance	$196,072
Number of Mortgage Loans	2,746

Weighted Average Gross Coupon	8.610%	5.600%	14.350%
Weighted Average FICO Score	604	500	811
Weighted Average Combined Original LTV	79.97%	20.20%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.75%	20.20%	100.00%
Weighted Average Debt-to-Income	42.15%	2.59%	59.74%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	176 months	359 months
Weighted Average Seasoning	2 months	1 months	9 months

Weighted Average Gross Margin	6.045%	2.750%	9.250%
Weighted Average Minimum Interest Rate	6.267%	2.750%	12.500%
Weighted Average Maximum Interest Rate	14.526%	9.875%	19.050%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	25 months	16 months	178 months

Maturity Date		December 1, 2021	March 1, 2037
Maximum Zip Code Concentration	0.50%	96815

ARM	89.39%
Fixed Rate	10.61%

15/15 6 MO LIBOR	0.00%
2/13 6 MO LIBOR	0.10%
2/28 6 MO LIBOR	44.26%
2/28 6 MO LIBOR 40/30 Balloon	21.84%
2/28 6 MO LIBOR 50/30 Balloon	1.89%
2/28 6 MO LIBOR IO	9.56%
3/27 6 MO LIBOR	2.21%
3/27 6 MO LIBOR 40/30 Balloon	0.87%
3/27 6 MO LIBOR IO	0.63%
5/25 6 MO LIBOR	3.40%
5/25 6 MO LIBOR 40/30 Balloon	2.20%
5/25 6 MO LIBOR 50/30 Balloon	0.17%
5/25 6 MO LIBOR IO	2.26%
Fixed Rate 15 Yr	0.18%
Fixed Rate 20 Yr	0.12%
Fixed Rate 30 Yr	7.53%
Fixed Rate 30 Yr IO	0.54%
Fixed Rate 30 Yr Rate Reduction	0.06%
Fixed Rate 40/30 Balloon	1.46%
Fixed Rate 40/30 Balloon Rate Reduction	0.03%
Fixed Rate 50/30 Balloon	0.69%

Interest Only	12.99%
Not Interest Only	87.01%

Prepay Penalty: 0 months	29.42%
Prepay Penalty: 12 months	8.89%
Prepay Penalty: 24 months	49.47%
Prepay Penalty: 30 months	0.14%
Prepay Penalty: 36 months	12.08%

First Lien	98.60%
Second Lien	1.40%

Business Bank Statements	2.40%
Full Documentation	55.76%
Lite Documentation	0.97%
No Documentation	0.81%
Stated Income Documentation	40.05%

Cash Out Refinance	75.88%
Purchase	13.54%
Rate/Term Refinance	10.58%

2-4 Units Attached	2.42%
2-4 Units Detached	8.63%
Condo Conversion Attached	0.17%
Condo High-Rise Attached	0.48%
Condo Low-Rise Attached	3.83%
Condotel Attached	0.44%
PUD Attached	1.44%
PUD Detached	7.01%
Single Family Attached	1.84%
Single Family Detached	73.73%

Non-owner	15.77%
Primary	81.98%
Second Home	2.26%

Top 5 States:
California	16.62%
Florida	10.51%
New York	8.21%
New Jersey	5.77%
Massachusetts	5.68%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	160	5,374,711.14	1.00%	12.481	356	98.60	614
50,000.01 - 100,000.00	306	24,343,509.47	4.52%	10.316	353	79.92	616
100,000.01 - 150,000.00	650	81,687,778.75	15.17%	9.301	358	78.65	592
150,000.01 - 200,000.00	488	85,243,120.55	15.83%	8.790	356	77.81	599
200,000.01 - 250,000.00	367	82,353,403.60	15.30%	8.451	357	79.64	596
250,000.01 - 300,000.00	279	76,914,806.45	14.29%	8.197	357	79.82	603
300,000.01 - 350,000.00	227	73,734,859.73	13.69%	8.296	358	80.61	605
350,000.01 - 400,000.00	180	67,303,395.69	12.50%	7.999	358	81.13	613
400,000.01 - 450,000.00	49	20,440,039.48	3.80%	8.219	357	80.73	615
450,000.01 - 500,000.00	14	6,662,254.93	1.24%	7.964	358	82.52	634
500,000.01 - 550,000.00	16	8,269,634.23	1.54%	7.711	357	84.30	651
550,000.01 - 600,000.00	5	2,886,060.18	0.54%	7.533	358	84.85	656
600,000.01 - 650,000.00	4	2,512,876.45	0.47%	8.213	358	84.76	634
650,000.01 - 700,000.00	1	688,133.39	0.13%	6.550	358	95.00	745
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	15	4,537,412.46	0.84%	5.843	358	66.06	646
6.000 - 6.499	58	16,016,621.40	2.97%	6.279	358	75.63	652
6.500 - 6.999	135	39,939,403.84	7.42%	6.802	358	78.66	639
7.000 - 7.499	180	45,006,544.78	8.36%	7.246	358	76.54	622
7.500 - 7.999	322	78,397,079.96	14.56%	7.769	355	76.92	608
8.000 - 8.499	339	78,813,913.29	14.64%	8.243	357	80.62	609
8.500 - 8.999	434	92,963,809.29	17.27%	8.759	357	81.49	601
9.000 - 9.499	299	56,166,030.50	10.43%	9.222	357	82.39	596
9.500 - 9.999	348	54,518,863.22	10.13%	9.731	357	81.42	579
10.000 -10.499	163	26,375,294.83	4.90%	10.213	357	80.74	584
10.500 -10.999	146	22,902,295.00	4.25%	10.703	358	82.09	572
11.000 -11.499	62	7,296,707.23	1.36%	11.218	355	78.69	561
11.500 -11.999	67	5,962,752.80	1.11%	11.747	355	83.37	590
12.000 -12.499	46	4,034,651.86	0.75%	12.184	358	80.23	577
12.500 -12.999	40	1,920,778.40	0.36%	12.661	357	89.68	614
13.000 -13.499	17	623,334.20	0.12%	13.270	356	100.00	609
13.500 -13.999	28	1,220,876.07	0.23%	13.649	356	99.98	604
14.000 -14.499	47	1,718,214.91	0.32%	14.167	355	100.00	588
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	7	1,346,596.48	0.25%	9.724	357	71.27	500
501 - 520	178	35,068,169.68	6.51%	9.600	357	72.87	511
521 - 540	162	33,257,871.07	6.18%	9.531	356	72.75	530
541 - 560	210	42,563,704.91	7.91%	8.982	356	72.60	551
561 - 580	321	64,450,334.59	11.97%	8.564	356	76.84	571
581 - 600	466	82,536,784.42	15.33%	8.598	356	79.92	590
601 - 620	407	76,004,756.35	14.12%	8.558	357	80.79	610
621 - 640	378	73,972,893.76	13.74%	8.329	358	82.42	631
641 - 660	271	56,757,263.10	10.54%	8.304	357	85.72	650
661 - 680	155	30,706,596.12	5.70%	8.290	358	87.61	670
681 - 700	83	16,789,737.85	3.12%	7.847	356	84.78	691
701 - 760	71	16,997,072.31	3.16%	8.030	358	89.74	727
761+	16	4,508,642.58	0.84%	6.927	358	82.64	781
None	21	3,454,160.82	0.64%	9.555	358	67.48	0
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	109	19,091,753.96	3.55%	8.328	354	40.81	589
50.00- 54.99	66	13,558,625.76	2.52%	8.145	358	52.42	579
55.00- 59.99	73	14,013,413.53	2.60%	8.207	355	57.33	583
60.00- 64.99	106	21,334,809.33	3.96%	8.203	358	62.48	579
65.00- 69.99	174	36,661,631.83	6.81%	8.496	357	66.89	577
70.00- 74.99	177	39,972,291.59	7.42%	8.396	357	71.57	582
75.00- 79.99	240	52,977,622.86	9.84%	8.657	357	76.81	580
80.00	465	88,204,361.51	16.38%	8.607	357	80.00	603
80.01- 84.99	68	16,812,585.62	3.12%	8.129	357	83.52	602
85.00- 89.99	287	63,593,984.51	11.81%	8.495	357	86.01	601
90.00- 94.99	401	85,853,834.46	15.95%	8.588	357	90.48	625
95.00- 99.99	307	58,011,370.37	10.77%	8.979	358	95.09	632
100.00	273	28,328,298.71	5.26%	9.746	356	100.00	657
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	107	18,641,753.96	3.46%	8.349	354	40.74	589
50.00- 54.99	65	13,413,275.76	2.49%	8.114	358	52.44	580
55.00- 59.99	73	14,013,413.53	2.60%	8.207	355	57.33	583
60.00- 64.99	107	21,634,809.33	4.02%	8.185	358	62.19	580
65.00- 69.99	173	36,544,691.65	6.79%	8.510	357	66.74	576
70.00- 74.99	174	39,476,141.59	7.33%	8.384	357	71.56	582
75.00- 79.99	234	51,847,531.41	9.63%	8.623	357	76.80	579
80.00	343	69,305,291.20	12.87%	8.707	357	80.00	589
80.01- 84.99	69	17,235,835.62	3.20%	8.193	357	83.24	601
85.00- 89.99	289	64,229,311.86	11.93%	8.492	357	85.92	602
90.00- 94.99	403	86,490,571.77	16.06%	8.557	357	90.28	626
95.00- 99.99	318	59,226,697.65	11.00%	9.023	358	94.73	631
100.00	391	46,355,258.71	8.61%	9.177	357	92.36	653
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	12	1,512,258.56	0.28%	9.032	178	65.77	575
240	3	653,400.00	0.12%	8.085	238	89.03	644
360	2,731	536,248,925.48	99.60%	8.609	358	80.00	604
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	12	1,512,258.56	0.28%	9.032	178	65.77	575
181-240	3	653,400.00	0.12%	8.085	238	89.03	644
301-360	2,731	536,248,925.48	99.60%	8.609	358	80.00	604
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	65	9,612,636.72	1.79%	9.164	358	80.96	617
20.01 -25.00	116	18,828,437.14	3.50%	8.870	357	78.19	607
25.01 -30.00	195	32,832,295.82	6.10%	8.843	357	78.21	596
30.01 -35.00	268	51,274,307.49	9.52%	8.600	356	77.52	604
35.01 -40.00	412	76,898,193.49	14.28%	8.643	357	79.30	603
40.01 -45.00	510	103,449,060.17	19.21%	8.574	357	80.78	603
45.01 -50.00	679	138,056,272.26	25.64%	8.650	357	80.79	601
50.01 -55.00	374	80,314,425.87	14.92%	8.494	357	80.83	608
55.01 -60.00	100	22,212,578.67	4.13%	8.196	357	80.46	606
None	27	4,936,376.41	0.92%	7.898	358	76.27	682
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,298	481,296,105.80	89.39%	8.532	357	79.90	605
Fixed Rate	448	57,118,478.24	10.61%	9.263	353	80.57	600
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	26,100.00	0.00%	13.050	358	100.00	623
2/13 6 MO LIBOR	5	553,108.56	0.10%	10.090	178	79.52	572
2/28 6 MO LIBOR	1,276	238,282,475.91	44.26%	9.004	358	78.86	595
2/28 6 MO LIBOR 40/30 Balloon	507	117,572,983.33	21.84%	8.226	357	79.56	597
2/28 6 MO LIBOR 50/30 Balloon	41	10,157,142.76	1.89%	8.624	359	94.21	633
2/28 6 MO LIBOR IO	176	51,488,121.36	9.56%	7.527	357	83.33	634
3/27 6 MO LIBOR	64	11,913,097.97	2.21%	8.768	357	77.45	587
3/27 6 MO LIBOR 40/30 Balloon	20	4,697,590.27	0.87%	8.286	358	83.63	600
3/27 6 MO LIBOR IO	14	3,370,659.41	0.63%	7.422	358	81.10	671
5/25 6 MO LIBOR	88	18,310,547.85	3.40%	8.199	358	78.77	629
5/25 6 MO LIBOR 40/30 Balloon	52	11,835,430.16	2.20%	7.993	358	77.80	616
5/25 6 MO LIBOR 50/30 Balloon	3	907,233.62	0.17%	8.737	359	97.62	652
5/25 6 MO LIBOR IO	51	12,181,614.60	2.26%	7.520	358	80.00	655
Fixed Rate 15 Yr	7	959,150.00	0.18%	8.422	178	57.84	576
Fixed Rate 20 Yr	3	653,400.00	0.12%	8.085	238	89.03	644
Fixed Rate 30 Yr	379	40,558,587.98	7.53%	9.793	358	79.73	592
Fixed Rate 30 Yr IO	9	2,903,450.00	0.54%	7.240	358	84.93	634
Fixed Rate 30 Yr Rate Reduction	3	305,300.00	0.06%	10.646	358	62.37	550
Fixed Rate 40/30 Balloon	31	7,857,287.26	1.46%	8.232	358	84.40	609
Fixed Rate 40/30 Balloon Rate Reduction	1	170,050.00	0.03%	10.600	359	95.00	601
Fixed Rate 50/30 Balloon	15	3,711,253.00	0.69%	7.492	358	83.41	650
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,496	468,470,738.67	87.01%	8.774	357	79.56	599
I/O Term: 60 months	215	60,375,495.37	11.21%	7.515	357	82.87	639
I/O Term: 120 months	35	9,568,350.00	1.78%	7.473	358	81.69	643
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	892	158,403,242.49	29.42%	8.849	357	79.51	601
Prepay Penalty: 12 months	168	47,871,270.55	8.89%	8.429	356	75.67	607
Prepay Penalty: 24 months	1,357	266,332,154.60	49.47%	8.559	357	80.93	603
Prepay Penalty: 30 months	4	747,435.28	0.14%	9.273	320	89.23	595
Prepay Penalty: 36 months	325	65,060,481.12	12.08%	8.359	356	80.22	616
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,553	530,853,187.67	98.60%	8.553	357	79.69	604
Second Lien	193	7,561,396.37	1.40%	12.590	356	99.28	617
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	65	12,902,907.45	2.40%	8.964	356	82.78	608
Full Documentation	1,693	300,231,029.63	55.76%	8.544	357	81.42	597
Lite Documentation	28	5,242,707.88	0.97%	8.507	358	80.77	668
No Documentation	22	4,384,226.41	0.81%	7.863	358	76.10	682
Stated Income Documentation	938	215,653,712.67	40.05%	8.697	357	77.84	611
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,895	408,535,770.27	75.88%	8.509	357	78.00	598
Purchase	559	72,922,716.24	13.54%	9.240	358	88.84	639
Rate/Term Refinance	292	56,956,097.53	10.58%	8.526	358	82.73	600
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	40	13,053,236.32	2.42%	8.412	357	74.51	609
2-4 Units Detached	173	46,453,855.68	8.63%	8.524	357	80.17	623
Condo Conversion Attached	4	932,632.22	0.17%	7.836	358	84.70	684
Condo High-Rise Attached	14	2,599,380.84	0.48%	8.329	358	79.90	645
Condo Low-Rise Attached	103	20,634,213.43	3.83%	8.534	358	80.16	612
Condotel Attached	5	2,389,227.76	0.44%	6.996	358	88.69	735
PUD Attached	43	7,757,963.24	1.44%	8.344	358	81.63	622
PUD Detached	183	37,744,656.56	7.01%	8.579	358	82.20	603
Single Family Attached	69	9,903,062.88	1.84%	8.754	358	77.91	614
Single Family Detached	2,112	396,946,355.11	73.73%	8.648	357	79.86	600
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	448	84,896,502.36	15.77%	9.058	357	82.98	637
Primary	2,247	441,369,552.27	81.98%	8.531	357	79.43	597
Second Home	51	12,148,529.41	2.26%	8.325	358	78.43	631
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	233	48,443,782.37	9.00%	8.811	357	76.34	571
AA	389	82,624,374.68	15.35%	8.672	357	79.14	577
AA+	1,743	335,958,760.77	62.40%	8.400	357	82.38	620
AAA	58	8,102,476.08	1.50%	8.002	358	80.50	703
B	179	36,923,922.10	6.86%	9.347	358	73.52	562
C	107	20,144,267.20	3.74%	9.614	358	69.74	566
CC	37	6,217,000.84	1.15%	10.705	358	59.94	573
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	18	2,173,105.74	0.40%	9.761	344	82.68	582
Alaska	3	953,069.07	0.18%	8.769	356	80.88	552
Arizona	78	16,315,014.84	3.03%	8.176	358	80.25	606
Arkansas	1	51,750.00	0.01%	11.000	359	75.00	602
California	315	89,488,507.68	16.62%	7.831	357	77.58	610
Colorado	52	9,316,231.76	1.73%	8.269	358	83.92	601
Connecticut	64	12,630,339.27	2.35%	8.728	358	79.74	602
Delaware	9	1,187,025.99	0.22%	9.589	358	83.59	631
District of Columbia	5	1,440,870.70	0.27%	7.918	357	79.02	659
Florida	300	56,597,824.19	10.51%	8.866	357	78.84	602
Georgia	97	14,875,727.20	2.76%	9.140	355	86.54	622
Hawaii	28	10,501,635.81	1.95%	7.034	357	78.02	652
Idaho	12	2,031,765.04	0.38%	8.822	357	79.26	594
Illinois	101	18,390,882.02	3.42%	9.049	358	81.58	603
Indiana	36	4,122,876.73	0.77%	9.838	358	85.68	592
Iowa	7	701,842.14	0.13%	9.441	358	85.32	630
Kansas	9	848,417.76	0.16%	10.393	358	83.48	593
Kentucky	13	1,434,275.82	0.27%	9.640	358	87.05	624
Louisiana	29	4,780,351.92	0.89%	9.489	358	87.53	628
Maine	19	3,686,078.35	0.68%	9.186	354	85.62	607
Maryland	84	18,637,465.29	3.46%	8.456	358	77.41	595
Massachusetts	134	30,606,131.31	5.68%	8.401	357	78.76	603
Michigan	113	15,123,725.30	2.81%	9.361	357	83.59	607
Minnesota	34	5,385,803.60	1.00%	8.809	358	81.27	602
Mississippi	6	826,051.98	0.15%	9.297	358	82.70	605
Missouri	33	4,481,592.51	0.83%	9.449	358	86.35	602
Montana	1	140,250.00	0.03%	8.356	358	85.00	664
Nevada	34	8,078,623.04	1.50%	8.287	358	79.17	597
New Hampshire	31	5,101,391.60	0.95%	8.845	358	75.94	611
New Jersey	127	31,092,893.63	5.77%	8.540	358	76.05	600
New York	156	44,223,638.21	8.21%	8.344	356	75.30	602
North Carolina	60	9,103,735.48	1.69%	9.466	355	86.07	598
Ohio	64	8,151,044.68	1.51%	9.851	358	85.35	596
Oklahoma	13	2,127,733.89	0.40%	9.015	357	84.66	618
Oregon	35	6,759,701.88	1.26%	8.424	357	77.28	584
Pennsylvania	77	11,409,838.67	2.12%	9.410	358	80.69	575
Rhode Island	14	2,877,703.69	0.53%	8.285	357	73.17	618
South Carolina	24	3,491,968.94	0.65%	8.589	350	84.29	611
South Dakota	4	314,063.05	0.06%	9.373	358	90.72	617
Tennessee	42	5,684,654.46	1.06%	9.079	358	85.53	602
Texas	207	26,374,367.58	4.90%	9.279	355	83.51	594
Utah	38	7,116,139.09	1.32%	8.793	358	88.47	621
Vermont	6	839,980.00	0.16%	8.424	358	68.04	587
Virginia	93	16,053,739.62	2.98%	9.031	358	81.96	600
Washington	76	16,797,830.30	3.12%	8.389	358	82.59	598
Wisconsin	34	5,050,362.46	0.94%	9.098	358	83.39	589
Wyoming	10	1,036,561.75	0.19%	9.642	358	86.20	578
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,597	515,100,312.10	95.67%	8.617	357	80.03	602
Silent 2nd	149	23,314,271.94	4.33%	8.446	358	78.65	644
Total	2,746	538,414,584.04	100.00%	8.610	357	79.97	604

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	32	6,390,870.40	1.33%	7.509	358	78.80	709
4.000 - 4.499	3	315,450.00	0.07%	10.674	358	74.78	545
4.500 - 4.999	7	1,268,479.20	0.26%	8.161	357	78.18	597
5.000 - 5.499	59	10,562,343.36	2.19%	8.959	358	81.67	602
5.500 - 5.999	363	84,621,352.61	17.58%	8.128	356	78.14	599
6.000 - 6.499	1,544	319,573,281.62	66.40%	8.525	358	81.68	610
6.500 - 6.999	151	29,839,133.76	6.20%	9.176	358	72.52	566
7.000 - 7.499	100	21,073,945.71	4.38%	9.280	357	71.99	572
7.500 - 7.999	27	5,419,546.67	1.13%	8.895	357	74.45	597
8.000 - 8.499	11	2,151,736.02	0.45%	9.048	357	73.36	589
9.000 - 9.499	1	79,966.45	0.02%	10.250	357	80.00	593
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	32	6,390,870.40	1.33%	7.509	358	78.80	709
4.000 - 4.499	3	315,450.00	0.07%	10.674	358	74.78	545
4.500 - 4.999	6	918,832.54	0.19%	8.987	358	83.27	611
5.000 - 5.499	53	9,277,874.75	1.93%	9.119	358	81.76	602
5.500 - 5.999	304	70,313,618.48	14.61%	8.064	357	77.64	601
6.000 - 6.499	1,488	307,692,549.43	63.93%	8.518	358	81.77	611
6.500 - 6.999	129	25,232,305.86	5.24%	9.062	358	73.28	570
7.000 - 7.499	86	17,813,449.30	3.70%	9.053	357	70.97	575
7.500 - 7.999	35	8,659,775.91	1.80%	7.889	356	71.53	586
8.000 - 8.499	32	8,278,785.91	1.72%	8.276	357	80.65	597
8.500 - 8.999	44	10,224,952.85	2.12%	8.784	357	76.45	598
9.000 - 9.499	32	6,624,577.28	1.38%	9.207	357	80.19	587
9.500 - 9.999	32	6,037,874.67	1.25%	9.709	356	80.06	567
10.000 -10.499	4	925,763.85	0.19%	10.258	356	74.51	548
10.500 -10.999	10	1,632,983.65	0.34%	10.721	356	80.56	530
11.000 -11.499	4	471,164.40	0.10%	11.230	356	84.46	542
11.500 -11.999	1	114,000.00	0.02%	11.800	358	95.00	561
12.000 -12.499	1	119,250.00	0.02%	12.150	358	75.00	508
12.500 -12.999	2	252,026.52	0.05%	12.500	356	68.72	534
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.500 - 9.999	1	337,500.00	0.07%	6.875	358	90.00	616
10.000 -10.499	2	324,879.61	0.07%	7.312	357	82.84	640
10.500 -10.999	1	319,500.00	0.07%	7.900	358	87.53	591
11.000 -11.499	1	290,000.00	0.06%	8.400	358	64.44	507
11.500 -11.999	17	5,003,162.46	1.04%	6.127	358	69.05	644
12.000 -12.499	54	14,418,130.99	3.00%	6.387	358	75.67	652
12.500 -12.999	120	34,848,010.05	7.24%	6.825	358	78.97	640
13.000 -13.499	166	41,148,542.99	8.55%	7.265	358	76.55	620
13.500 -13.999	293	72,383,160.28	15.04%	7.768	357	77.05	607
14.000 -14.499	305	71,812,682.13	14.92%	8.246	357	80.77	610
14.500 -14.999	385	83,236,649.10	17.29%	8.750	358	81.61	602
15.000 -15.499	272	51,887,696.33	10.78%	9.204	358	82.87	598
15.500 -15.999	288	48,551,369.72	10.09%	9.679	357	81.27	580
16.000 -16.499	137	22,757,207.81	4.73%	10.197	358	80.81	586
16.500 -16.999	130	20,627,978.22	4.29%	10.645	358	81.87	575
17.000 -17.499	48	5,732,902.23	1.19%	11.215	354	79.52	558
17.500 -17.999	46	4,422,873.88	0.92%	11.752	354	82.46	583
18.000 -18.499	29	2,915,733.48	0.61%	12.185	358	77.88	563
18.500 -18.999	2	252,026.52	0.05%	12.500	356	68.72	534
19.000 -19.499	1	26,100.00	0.01%	13.050	358	100.00	623
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	2,298	481,296,105.80	100.00%	8.532	357	79.90	605
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,298	481,296,105.80	100.00%	8.532	357	79.90	605
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	85,130.92	0.02%	9.950	352	95.00	581
09/01/08	4	1,061,914.31	0.22%	9.001	353	90.13	620
10/01/08	3	476,036.88	0.10%	9.694	354	88.28	573
11/01/08	20	4,493,590.36	0.93%	8.857	355	83.18	578
12/01/08	157	38,820,052.26	8.07%	8.281	356	77.84	586
01/01/09	523	118,578,731.24	24.64%	8.487	357	78.28	589
02/01/09	1,024	204,331,171.45	42.45%	8.566	358	79.00	607
03/01/09	273	50,207,204.50	10.43%	9.172	358	89.06	625
10/01/09	1	433,220.73	0.09%	9.990	354	70.00	534
12/01/09	8	1,807,647.83	0.38%	8.395	356	76.61	559
01/01/10	28	5,725,596.57	1.19%	8.525	357	74.53	592
02/01/10	52	10,375,343.02	2.16%	8.419	358	83.69	610
03/01/10	9	1,639,539.50	0.34%	7.766	359	76.30	682
10/01/11	1	269,494.36	0.06%	9.050	354	95.00	588
11/01/11	1	115,039.42	0.02%	9.900	355	80.00	524
12/01/11	12	2,951,466.87	0.61%	7.705	356	73.04	612
01/01/12	59	14,168,046.08	2.94%	7.852	357	77.02	625
02/01/12	95	20,063,040.00	4.17%	7.978	358	80.26	636
03/01/12	26	5,667,739.50	1.18%	8.226	359	83.67	660
02/01/22	1	26,100.00	0.01%	13.050	358	100.00	623
Total	2,298	481,296,105.80	100.00%	8.532	357	79.90	605

Group II Mortgage Loan Statistics
As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$461,533,701	$15,912	$1,937,000
Average Scheduled Principal Balance	$280,227
Number of Mortgage Loans	1,647

Weighted Average Gross Coupon	8.324%	5.500%	14.800%
Weighted Average FICO Score	628	500	797
Weighted Average Combined Original LTV	84.60%	25.14%	100.00%
Weighted Average Combined Original LTV w/Silent 2nds	87.65%	25.14%	100.00%
Weighted Average Debt-to-Income	42.99%	4.40%	59.66%

Weighted Average Original Term	359 months	120 months	360 months
Weighted Average Stated Remaining Term	357 months	118 months	359 months
Weighted Average Seasoning	2 months	1 months	9 months

Weighted Average Gross Margin	5.907%	2.750%	8.740%
Weighted Average Minimum Interest Rate	6.100%	2.750%	10.990%
Weighted Average Maximum Interest Rate	14.164%	10.550%	18.150%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%	1.000%	1.500%
Weighted Average Months to Roll	26 months	16 months	177 months

Maturity Date		February 1, 2017	March 1, 2037
Maximum Zip Code Concentration	0.68%	11221

ARM	87.41%
Fixed Rate	12.59%

15/15 6 MO LIBOR	0.02%
2/13 6 MO LIBOR	0.01%
2/28 6 MO LIBOR	25.93%
2/28 6 MO LIBOR 40/30 Balloon	25.10%
2/28 6 MO LIBOR 50/30 Balloon	4.64%
2/28 6 MO LIBOR IO	17.67%
3/27 6 MO LIBOR	1.58%
3/27 6 MO LIBOR 40/30 Balloon	0.79%
3/27 6 MO LIBOR 50/30 Balloon	0.21%
3/27 6 MO LIBOR IO	1.30%
5/25 6 MO LIBOR	2.37%
5/25 6 MO LIBOR 40/30 Balloon	1.30%
5/25 6 MO LIBOR 50/30 Balloon	0.61%
5/25 6 MO LIBOR IO	5.87%
Fixed Rate 10 Yr	0.18%
Fixed Rate 15 Yr	0.12%
Fixed Rate 30 Yr	8.74%
Fixed Rate 30 Yr IO	0.57%
Fixed Rate 30 Yr Rate Reduction	0.10%
Fixed Rate 40/30 Balloon	2.35%
Fixed Rate 50/30 Balloon	0.52%

Interest Only	25.42%
Not Interest Only	74.58%

Prepay Penalty: 0 months	25.47%
Prepay Penalty: 12 months	9.27%
Prepay Penalty: 24 months	51.59%
Prepay Penalty: 30 months	0.11%
Prepay Penalty: 36 months	13.56%

First Lien	95.27%
Second Lien	4.73%

Business Bank Statements	4.70%
Full Documentation	48.53%
Lite Documentation	1.88%
No Documentation	2.78%
No Ratio	0.47%
Stated Income Documentation	41.64%

Cash Out Refinance	49.09%
Purchase	44.50%
Rate/Term Refinance	6.41%

2-4 Units Attached	3.45%
2-4 Units Detached	4.36%
Condo Conversion Attached	0.11%
Condo High-Rise Attached	0.90%
Condo Low-Rise Attached	3.97%
PUD Attached	1.12%
PUD Detached	13.51%
Single Family Attached	1.68%
Single Family Detached	70.90%

Non-owner	5.36%
Primary	93.76%
Second Home	0.88%

Top 5 States:
California	39.07%
Florida	10.33%
New York	9.00%
Texas	5.87%
New Jersey	4.24%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	227	8,120,087.06	1.76%	12.237	355	98.93	631
50,000.01 - 100,000.00	229	17,070,682.53	3.70%	11.181	356	88.29	626
100,000.01 - 150,000.00	239	29,571,247.31	6.41%	9.427	356	83.04	615
150,000.01 - 200,000.00	159	27,216,705.74	5.90%	8.763	358	83.75	622
200,000.01 - 250,000.00	99	22,274,512.16	4.83%	8.273	356	83.42	618
250,000.01 - 300,000.00	77	21,067,191.54	4.56%	8.306	358	85.36	629
300,000.01 - 350,000.00	61	19,678,569.50	4.26%	7.936	358	86.63	639
350,000.01 - 400,000.00	38	14,167,874.30	3.07%	7.896	358	86.23	643
400,000.01 - 450,000.00	97	41,909,470.79	9.08%	7.875	358	84.17	635
450,000.01 - 500,000.00	115	54,662,029.83	11.84%	7.777	358	84.01	625
500,000.01 - 550,000.00	71	37,187,426.53	8.06%	7.808	358	84.85	632
550,000.01 - 600,000.00	75	43,382,697.66	9.40%	7.829	358	86.88	626
600,000.01 - 650,000.00	49	30,514,120.95	6.61%	8.525	358	84.97	627
650,000.01 - 700,000.00	30	20,326,339.69	4.40%	8.087	358	91.33	644
700,000.01 - 750,000.00	18	13,042,616.93	2.83%	7.897	358	88.92	620
750,000.01 - 800,000.00	17	13,245,014.26	2.87%	8.470	344	87.56	624
800,000.01 - 850,000.00	9	7,476,377.86	1.62%	8.356	357	81.85	613
850,000.01 - 900,000.00	6	5,316,143.49	1.15%	8.931	357	70.41	573
900,000.01 - 950,000.00	2	1,835,000.00	0.40%	8.425	357	78.13	598
950,000.01 - 1,000,000.00	7	6,785,848.77	1.47%	8.410	358	70.97	597
1,000,000.01+	22	26,683,743.87	5.78%	7.487	358	74.72	648
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	15	8,086,515.20	1.75%	5.831	358	79.89	658
6.000 - 6.499	63	26,563,678.65	5.76%	6.285	358	83.49	651
6.500 - 6.999	108	49,761,170.16	10.78%	6.761	357	80.05	651
7.000 - 7.499	120	48,181,071.13	10.44%	7.257	358	82.76	637
7.500 - 7.999	211	83,803,303.76	18.16%	7.766	355	82.73	635
8.000 - 8.499	152	56,697,046.06	12.28%	8.234	357	83.99	624
8.500 - 8.999	211	75,097,078.36	16.27%	8.725	358	85.92	617
9.000 - 9.499	125	34,846,894.09	7.55%	9.241	358	86.55	612
9.500 - 9.999	176	32,060,681.84	6.95%	9.765	357	88.93	605
10.000 -10.499	66	13,165,658.66	2.85%	10.224	357	85.04	594
10.500 -10.999	56	9,229,944.50	2.00%	10.701	357	85.12	594
11.000 -11.499	33	3,737,194.43	0.81%	11.256	358	86.05	604
11.500 -11.999	38	4,483,080.12	0.97%	11.657	358	88.23	607
12.000 -12.499	24	2,023,947.59	0.44%	12.166	357	98.20	631
12.500 -12.999	131	7,842,805.15	1.70%	12.641	357	99.54	657
13.000 -13.499	19	1,045,028.99	0.23%	13.199	356	100.00	612
13.500 -13.999	43	2,228,543.76	0.48%	13.631	356	100.00	608
14.000 -14.499	52	2,394,710.72	0.52%	14.149	355	99.90	591
14.500 -14.999	4	285,347.60	0.06%	14.661	357	98.42	622
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	1	250,000.00	0.05%	8.270	358	58.14	500
501 - 520	48	16,077,829.03	3.48%	9.399	357	75.16	512
521 - 540	47	15,435,418.86	3.34%	8.827	357	74.72	530
541 - 560	44	14,890,461.20	3.23%	8.797	358	70.20	550
561 - 580	127	34,916,595.61	7.57%	8.821	356	81.61	572
581 - 600	257	55,509,959.26	12.03%	8.564	357	83.79	591
601 - 620	251	68,509,108.90	14.84%	8.465	358	82.43	611
621 - 640	263	74,152,941.76	16.07%	8.015	355	86.74	631
641 - 660	236	69,784,088.83	15.12%	8.291	357	88.42	650
661 - 680	123	39,162,684.09	8.49%	7.937	358	87.02	669
681 - 700	91	27,290,972.57	5.91%	7.877	358	88.75	689
701 - 760	128	38,145,966.20	8.27%	7.809	358	89.23	723
761+	27	6,896,069.46	1.49%	8.139	358	86.97	771
None	4	511,605.00	0.11%	10.449	359	80.85	0
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	5,992,556.86	1.30%	7.733	357	39.48	588
50.00- 54.99	13	4,072,138.62	0.88%	7.723	354	51.23	620
55.00- 59.99	24	7,296,812.44	1.58%	8.163	356	57.16	565
60.00- 64.99	21	7,549,776.21	1.64%	8.048	357	62.58	577
65.00- 69.99	43	17,103,916.82	3.71%	8.290	357	66.94	583
70.00- 74.99	57	22,770,938.14	4.93%	7.724	357	71.17	604
75.00- 79.99	75	31,332,405.49	6.79%	7.919	357	76.59	607
80.00	425	122,211,746.23	26.48%	8.051	358	80.00	632
80.01- 84.99	27	12,898,652.87	2.79%	7.413	357	83.17	620
85.00- 89.99	97	38,845,661.89	8.42%	7.720	357	86.12	628
90.00- 94.99	146	55,640,815.80	12.06%	8.385	354	90.65	623
95.00- 99.99	181	55,839,865.01	12.10%	8.670	358	95.08	628
100.00	513	79,978,414.39	17.33%	9.351	358	100.00	663
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	25	5,992,556.86	1.30%	7.733	357	39.48	588
50.00- 54.99	13	4,072,138.62	0.88%	7.723	354	51.23	620
55.00- 59.99	24	7,296,812.44	1.58%	8.163	356	57.16	565
60.00- 64.99	20	6,924,776.21	1.50%	7.732	357	62.48	580
65.00- 69.99	41	16,827,643.20	3.65%	8.300	357	66.97	581
70.00- 74.99	51	20,059,830.64	4.35%	7.505	357	71.32	596
75.00- 79.99	72	31,173,318.43	6.75%	7.993	357	76.37	604
80.00	142	55,459,814.98	12.02%	8.081	357	80.00	608
80.01- 84.99	29	13,971,652.87	3.03%	7.678	357	81.90	615
85.00- 89.99	96	38,764,061.89	8.40%	7.712	357	86.13	628
90.00- 94.99	147	56,457,333.40	12.23%	8.350	354	90.32	625
95.00- 99.99	202	61,205,723.38	13.26%	8.676	358	93.74	629
100.00	785	143,328,037.85	31.05%	8.754	358	91.10	659
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	2	815,000.00	0.18%	8.129	119	88.05	622
180	5	610,280.00	0.13%	8.450	178	79.60	616
360	1,640	460,108,420.77	99.69%	8.324	358	84.60	628
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	2	815,000.00	0.18%	8.129	119	88.05	622
121-180	5	610,280.00	0.13%	8.450	178	79.60	616
301-360	1,640	460,108,420.77	99.69%	8.324	358	84.60	628
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	40	11,057,628.25	2.40%	8.399	357	83.41	617
20.01 -25.00	54	12,778,392.62	2.77%	8.518	357	78.76	619
25.01 -30.00	84	19,799,365.96	4.29%	8.481	358	81.32	620
30.01 -35.00	147	37,023,745.19	8.02%	8.403	358	84.48	630
35.01 -40.00	197	48,651,733.89	10.54%	8.387	357	85.38	631
40.01 -45.00	320	95,075,742.75	20.60%	8.335	357	84.25	626
45.01 -50.00	395	127,560,689.87	27.64%	8.310	358	84.58	626
50.01 -55.00	238	70,777,545.77	15.34%	8.171	355	86.06	623
55.01 -60.00	66	22,994,537.80	4.98%	8.010	357	87.73	613
None	106	15,814,318.67	3.43%	8.734	358	83.34	700
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,124	403,431,234.44	87.41%	8.147	358	84.28	627
Fixed Rate	523	58,102,466.33	12.59%	9.551	353	86.82	630
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
15/15 6 MO LIBOR	1	105,330.00	0.02%	8.050	357	85.00	576
2/13 6 MO LIBOR	1	63,000.00	0.01%	10.600	178	90.00	625
2/28 6 MO LIBOR	443	119,661,920.04	25.93%	8.812	358	81.81	605
2/28 6 MO LIBOR 40/30 Balloon	272	115,845,941.87	25.10%	8.145	357	84.29	615
2/28 6 MO LIBOR 50/30 Balloon	54	21,418,940.40	4.64%	8.290	359	95.80	645
2/28 6 MO LIBOR IO	185	81,565,119.30	17.67%	7.555	358	86.05	650
3/27 6 MO LIBOR	25	7,311,428.03	1.58%	8.270	358	84.70	639
3/27 6 MO LIBOR 40/30 Balloon	9	3,649,212.09	0.79%	7.621	358	69.80	614
3/27 6 MO LIBOR 50/30 Balloon	3	964,200.00	0.21%	8.574	359	95.00	618
3/27 6 MO LIBOR IO	14	6,015,572.00	1.30%	7.255	358	78.49	683
5/25 6 MO LIBOR	39	10,926,710.87	2.37%	8.295	358	79.47	647
5/25 6 MO LIBOR 40/30 Balloon	19	5,990,980.84	1.30%	7.364	358	79.32	623
5/25 6 MO LIBOR 50/30 Balloon	5	2,822,900.00	0.61%	8.042	359	97.26	652
5/25 6 MO LIBOR IO	54	27,089,979.00	5.87%	7.235	358	85.16	676
Fixed Rate 10 Yr	2	815,000.00	0.18%	8.129	119	88.05	622
Fixed Rate 15 Yr	4	547,280.00	0.12%	8.202	178	78.40	615
Fixed Rate 30 Yr	472	40,352,654.31	8.74%	10.392	357	89.41	632
Fixed Rate 30 Yr IO	6	2,651,012.00	0.57%	6.944	358	77.40	639
Fixed Rate 30 Yr Rate Reduction	3	483,750.00	0.10%	7.831	358	68.85	552
Fixed Rate 40/30 Balloon	30	10,848,950.02	2.35%	7.803	358	81.50	631
Fixed Rate 50/30 Balloon	6	2,403,820.00	0.52%	7.335	359	82.84	600
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,388	344,212,018.47	74.58%	8.621	357	84.38	617
I/O Term: 60 months	230	105,941,368.31	22.95%	7.455	358	85.00	658
I/O Term: 120 months	29	11,380,313.99	2.47%	7.422	358	87.66	653
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	536	117,549,103.63	25.47%	8.949	358	84.90	627
Prepay Penalty: 12 months	91	42,787,234.16	9.27%	8.390	353	81.79	636
Prepay Penalty: 24 months	805	238,099,904.36	51.59%	8.177	358	85.43	623
Prepay Penalty: 30 months	2	525,021.75	0.11%	10.377	358	93.33	582
Prepay Penalty: 36 months	213	62,572,436.87	13.56%	7.648	356	82.72	640
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,256	439,681,556.58	95.27%	8.124	357	83.85	627
Second Lien	391	21,852,144.19	4.73%	12.353	357	99.68	643
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	51	21,696,481.59	4.70%	8.706	358	84.66	610
Full Documentation	961	223,991,340.76	48.53%	8.259	357	85.08	616
Lite Documentation	44	8,654,566.65	1.88%	8.748	358	83.87	687
No Documentation	91	12,842,931.33	2.78%	8.696	358	81.95	703
No Ratio	13	2,158,184.00	0.47%	8.958	359	85.31	685
Stated Income Documentation	487	192,190,196.44	41.64%	8.305	357	84.24	635
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	520	226,551,373.89	49.09%	7.951	356	80.82	613
Purchase	1,046	205,384,188.48	44.50%	8.791	358	88.83	644
Rate/Term Refinance	81	29,598,138.40	6.41%	7.941	357	84.21	623
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	36	15,932,363.17	3.45%	8.547	358	86.57	657
2-4 Units Detached	67	20,112,530.35	4.36%	8.721	358	88.55	644
Condo Conversion Attached	4	525,020.03	0.11%	8.685	358	87.55	689
Condo High-Rise Attached	11	4,152,391.94	0.90%	9.334	358	83.68	632
Condo Low-Rise Attached	75	18,309,917.89	3.97%	8.648	358	88.07	638
PUD Attached	29	5,166,978.17	1.12%	8.524	358	82.40	614
PUD Detached	260	62,350,385.73	13.51%	8.453	358	85.71	621
Single Family Attached	41	7,761,098.88	1.68%	8.348	358	87.18	643
Single Family Detached	1,124	327,223,014.61	70.90%	8.229	357	83.84	626
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	108	24,750,603.66	5.36%	8.963	357	82.36	653
Primary	1,524	432,711,779.30	93.76%	8.284	357	84.74	626
Second Home	15	4,071,317.81	0.88%	8.693	357	83.50	670
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	54	21,313,963.09	4.62%	8.654	357	73.72	566
AA	151	55,524,646.23	12.03%	8.411	358	82.54	591
AA+	1,209	345,443,146.69	74.85%	8.194	357	86.18	637
AAA	157	20,951,544.00	4.54%	8.928	358	83.89	701
B	52	12,705,516.84	2.75%	9.394	357	76.86	555
C	17	3,272,496.76	0.71%	8.990	351	75.60	575
CC	7	2,322,387.16	0.50%	10.341	358	60.34	552
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	11	1,905,773.89	0.41%	9.527	358	79.53	588
Arizona	45	9,099,223.10	1.97%	8.445	358	85.97	632
Arkansas	4	960,736.01	0.21%	9.260	359	86.23	617
California	391	180,334,160.10	39.07%	7.769	357	86.03	634
Colorado	33	7,633,229.89	1.65%	8.422	355	89.71	644
Connecticut	20	7,319,433.41	1.59%	8.125	358	76.07	623
Delaware	4	481,694.97	0.10%	9.728	357	87.04	650
District of Columbia	2	952,624.59	0.21%	9.700	358	97.33	619
Florida	246	47,664,416.63	10.33%	8.810	358	82.35	626
Georgia	61	10,577,011.26	2.29%	9.340	358	88.63	628
Hawaii	3	1,871,541.53	0.41%	6.960	357	85.42	652
Idaho	3	1,213,832.47	0.26%	7.806	357	77.72	613
Illinois	27	6,730,969.86	1.46%	9.195	358	88.91	625
Indiana	19	2,931,565.41	0.64%	9.360	358	82.52	597
Iowa	2	213,080.00	0.05%	9.956	358	92.95	659
Kansas	2	551,300.00	0.12%	7.565	358	67.78	636
Kentucky	5	433,423.80	0.09%	9.688	358	77.99	591
Louisiana	6	1,021,275.71	0.22%	9.600	358	84.44	597
Maine	14	1,957,713.63	0.42%	8.719	357	82.64	598
Maryland	37	10,123,233.31	2.19%	8.252	358	81.59	620
Massachusetts	35	13,153,384.01	2.85%	8.493	358	80.07	619
Michigan	41	6,242,753.65	1.35%	9.291	358	85.08	621
Minnesota	10	3,931,926.17	0.85%	8.480	357	78.48	628
Mississippi	2	135,967.27	0.03%	10.215	225	64.66	591
Missouri	14	1,847,194.22	0.40%	9.384	358	84.74	615
Nevada	23	4,868,428.14	1.05%	8.923	358	90.11	630
New Hampshire	3	698,905.00	0.15%	8.572	358	86.92	660
New Jersey	50	19,576,690.44	4.24%	8.606	358	83.41	613
New York	90	41,554,230.19	9.00%	8.260	353	85.17	647
North Carolina	31	4,855,667.71	1.05%	9.169	358	83.55	626
Ohio	15	1,914,339.33	0.41%	9.348	358	85.94	631
Oklahoma	10	1,699,655.58	0.37%	8.778	358	82.43	609
Oregon	13	3,315,272.09	0.72%	7.534	358	79.70	630
Pennsylvania	47	8,131,896.89	1.76%	8.805	355	79.69	603
Rhode Island	5	1,162,236.55	0.25%	8.312	357	81.45	666
South Carolina	12	2,869,123.40	0.62%	8.574	358	78.56	632
South Dakota	1	71,920.00	0.02%	10.400	359	80.00	615
Tennessee	17	2,335,167.99	0.51%	8.455	353	85.29	608
Texas	200	27,083,567.63	5.87%	9.212	358	87.02	606
Utah	12	2,686,200.75	0.58%	7.925	358	80.46	629
Vermont	1	635,030.00	0.14%	7.660	359	57.73	607
Virginia	40	7,397,962.75	1.60%	8.889	353	80.94	605
Washington	36	10,622,223.00	2.30%	8.278	358	80.95	613
Wisconsin	3	471,375.47	0.10%	8.790	357	89.75	636
Wyoming	1	296,342.97	0.06%	9.350	358	95.00	633
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,344	388,448,450.90	84.16%	8.356	357	85.58	623
Silent 2nd	303	73,085,249.87	15.84%	8.154	358	79.42	650
Total	1,647	461,533,700.77	100.00%	8.324	357	84.60	628

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	46	12,342,896.37	3.06%	7.831	358	78.43	699
3.000 - 3.499	1	268,000.00	0.07%	7.250	359	80.00	730
3.500 - 3.999	1	163,881.30	0.04%	7.625	358	80.00	771
4.000 - 4.499	4	751,261.20	0.19%	7.954	358	80.00	665
4.500 - 4.999	3	753,120.00	0.19%	8.532	359	80.00	695
5.000 - 5.499	14	5,323,735.23	1.32%	8.580	358	87.38	624
5.500 - 5.999	180	78,545,975.30	19.47%	7.696	357	82.40	619
6.000 - 6.499	808	281,909,903.97	69.88%	8.201	358	85.52	630
6.500 - 6.999	46	14,709,288.66	3.65%	9.025	358	78.40	574
7.000 - 7.499	15	5,272,711.62	1.31%	9.168	357	75.90	567
7.500 - 7.999	4	2,371,010.79	0.59%	8.997	356	80.00	645
8.000 - 8.499	1	875,000.00	0.22%	9.990	358	88.83	648
8.500 - 8.999	1	144,450.00	0.04%	9.990	358	90.00	622
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	46	12,342,896.37	3.06%	7.831	358	78.43	699
3.000 - 3.499	1	268,000.00	0.07%	7.250	359	80.00	730
3.500 - 3.999	1	163,881.30	0.04%	7.625	358	80.00	771
4.000 - 4.499	4	751,261.20	0.19%	7.954	358	80.00	665
4.500 - 4.999	3	753,120.00	0.19%	8.532	359	80.00	695
5.000 - 5.499	11	4,084,354.43	1.01%	9.072	358	89.62	623
5.500 - 5.999	138	59,735,055.85	14.81%	7.597	357	81.10	617
6.000 - 6.499	776	272,822,794.49	67.63%	8.195	358	85.51	630
6.500 - 6.999	45	14,442,672.27	3.58%	8.737	357	79.77	588
7.000 - 7.499	20	8,591,869.37	2.13%	7.881	357	80.03	608
7.500 - 7.999	17	7,671,727.79	1.90%	7.777	355	84.13	618
8.000 - 8.499	17	8,073,323.61	2.00%	8.411	356	87.54	628
8.500 - 8.999	15	5,925,741.36	1.47%	8.688	356	82.63	609
9.000 - 9.499	14	4,084,227.49	1.01%	9.169	356	83.73	622
9.500 - 9.999	13	2,508,686.87	0.62%	9.730	356	87.60	571
10.000 -10.499	1	303,000.00	0.08%	10.250	358	100.00	652
10.500 -10.999	2	908,622.04	0.23%	10.947	357	73.13	514
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1	228,000.00	0.06%	7.550	359	80.00	606
11.000 -11.499	1	265,500.00	0.07%	8.150	358	90.00	634
11.500 -11.999	14	7,449,015.20	1.85%	5.817	358	80.31	656
12.000 -12.499	50	20,985,400.94	5.20%	6.272	358	86.14	656
12.500 -12.999	84	40,741,401.62	10.10%	6.764	357	80.68	657
13.000 -13.499	111	44,386,411.59	11.00%	7.275	358	83.23	637
13.500 -13.999	199	79,911,303.51	19.81%	7.755	358	83.02	636
14.000 -14.499	134	52,539,483.90	13.02%	8.198	358	83.88	627
14.500 -14.999	189	69,458,283.86	17.22%	8.709	358	86.12	616
15.000 -15.499	116	34,343,360.10	8.51%	9.194	358	86.87	607
15.500 -15.999	101	27,613,447.06	6.84%	9.729	358	88.31	604
16.000 -16.499	51	11,804,428.86	2.93%	10.138	358	83.98	604
16.500 -16.999	40	7,619,538.07	1.89%	10.595	357	85.15	587
17.000 -17.499	19	2,703,039.48	0.67%	11.255	358	82.13	573
17.500 -17.999	13	3,077,520.25	0.76%	11.443	358	77.40	543
18.000 -18.499	1	305,100.00	0.08%	12.150	359	90.00	511
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	1,124	403,431,234.44	100.00%	8.147	358	84.28	627
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	1,123	402,863,752.93	99.86%	8.150	358	84.30	627
1.500	1	567,481.51	0.14%	6.450	357	72.82	602
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/01/08	1	265,606.73	0.07%	9.600	352	95.00	564
09/01/08	14	6,033,465.67	1.50%	8.193	353	97.78	650
10/01/08	1	109,796.54	0.03%	9.850	354	94.02	519
11/01/08	6	2,700,766.47	0.67%	7.894	355	84.32	568
12/01/08	59	26,475,740.94	6.56%	7.865	356	79.11	603
01/01/09	224	81,759,517.40	20.27%	7.952	357	78.79	605
02/01/09	460	161,007,815.31	39.91%	8.351	358	84.46	626
03/01/09	190	60,202,212.55	14.92%	8.556	359	93.70	641
12/01/09	3	973,521.16	0.24%	8.314	356	78.27	574
01/01/10	9	2,874,997.50	0.71%	7.373	357	79.90	601
02/01/10	27	10,538,443.46	2.61%	7.918	358	78.31	662
03/01/10	12	3,553,450.00	0.88%	7.726	359	86.29	663
11/01/11	2	1,052,000.00	0.26%	8.114	355	87.74	650
12/01/11	6	1,981,914.65	0.49%	7.585	356	70.09	592
01/01/12	23	8,678,816.39	2.15%	7.324	357	80.94	653
02/01/12	53	22,672,721.67	5.62%	7.460	358	83.36	671
03/01/12	33	12,445,118.00	3.08%	7.808	359	88.50	660
01/01/22	1	105,330.00	0.03%	8.050	357	85.00	576
Total	1,124	403,431,234.44	100.00%	8.147	358	84.28	627

Option One Mortgage Loan Trust
2007-3

Marketing Materials

$503,322,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Lehman Brothers	Merrill Lynch & Co.
H&R Block Financial Advisors, Inc.	HSBC Securities (USA) Inc.
Co-Managers

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Net WAC Rate for the Certificates

Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)	Period	Dist Date	Net WAC Rate(1) (3)	Effective Net WAC Rate(2) (3)
1	5/25/2007	N/A	N/A	42	10/25/2010	12.21	27.26
2	6/25/2007	7.91	23.12	43	11/25/2010	11.81	27.01
3	7/25/2007	8.17	23.22	44	12/25/2010	12.19	27.24
4	8/25/2007	7.91	23.12	45	1/25/2011	11.80	27.00
5	9/25/2007	7.91	23.12	46	2/25/2011	11.80	27.01
6	10/25/2007	8.17	23.22	47	3/25/2011	13.08	27.77
7	11/25/2007	7.91	23.12	48	4/25/2011	11.81	27.02
8	12/25/2007	8.18	23.23	49	5/25/2011	12.19	27.24
9	1/25/2008	7.91	23.12	50	6/25/2011	11.79	27.00
10	2/25/2008	7.91	23.12	51	7/25/2011	12.17	27.22
11	3/25/2008	8.36	23.24	52	8/25/2011	11.78	26.99
12	4/25/2008	7.82	23.03	53	9/25/2011	11.79	27.00
13	5/25/2008	8.08	23.13	54	10/25/2011	12.17	27.22
14	6/25/2008	7.82	23.03	55	11/25/2011	11.77	26.98
15	7/25/2008	8.08	23.13	56	12/25/2011	12.16	27.21
16	8/25/2008	7.82	23.03	57	1/25/2012	11.77	26.98
17	9/25/2008	7.82	23.03	58	2/25/2012	11.82	27.03
18	10/25/2008	8.10	23.15	59	3/25/2012	12.74	27.62
19	11/25/2008	7.84	23.05	60	4/25/2012	11.95	27.16
20	12/25/2008	8.12	23.17	61	5/25/2012	12.34	27.39
21	1/25/2009	8.03	23.24	62	6/25/2012	11.93	27.14
22	2/25/2009	8.58	23.79	63	7/25/2012	12.32	27.37
23	3/25/2009	10.67	25.37	64	8/25/2012	11.93	27.14
24	4/25/2009	9.98	25.19	65	9/25/2012	11.96	27.17
25	5/25/2009	10.30	25.35	66	10/25/2012	12.36	27.41
26	6/25/2009	9.97	25.18	67	11/25/2012	11.95	27.16
27	7/25/2009	10.35	25.40	68	12/25/2012	12.34	27.39
28	8/25/2009	10.20	25.41	69	1/25/2013	11.93	27.14
29	9/25/2009	10.53	25.74	70	2/25/2013	11.94	27.15
30	10/25/2009	10.99	26.04	71	3/25/2013	13.25	27.94
31	11/25/2009	10.39	25.60	72	4/25/2013	11.97	27.18
32	12/25/2009	10.74	25.79
33	1/25/2010	10.46	25.67
34	2/25/2010	10.65	25.86
35	3/25/2010	12.22	26.92
36	4/25/2010	11.16	26.37
37	5/25/2010	11.52	26.57
38	6/25/2010	11.15	26.36
39	7/25/2010	11.58	26.63
40	8/25/2010	11.38	26.59
41	9/25/2010	11.72	26.92

(1)	Assumes that 1-month LIBOR and 6-month LIBOR increase instantaneously to a rate of 20.00% and are run at the pricing speed to call.
(2)	Assumes that 1-month LIBOR and 6-month LIBOR are instantaneously increased to a rate of 20.00% and payments are received from the related Swap Agreement.
(3)	Assumes no losses.

Weighted Average Life Tables
Class I-A-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.91	2.35	1.87	1.44	1.28
MDUR (yr)	2.48	2.07	1.68	1.34	1.19
First Prin Pay	1	1	1	1	1
Last Prin Pay	106	86	72	34	27

Class I-A-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	3.12	2.53	2.02	1.44	1.28
MDUR (yr)	2.59	2.17	1.78	1.34	1.19
First Prin Pay	1	1	1	1	1
Last Prin Pay	235	195	165	34	27

Class II-A-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.15	1.01	0.90	0.80	0.72
MDUR (yr)	1.08	0.95	0.85	0.76	0.69
First Prin Pay	1	1	1	1	1
Last Prin Pay	23	21	18	16	14

Class II-A-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	1.15	1.01	0.90	0.80	0.72
MDUR (yr)	1.08	0.95	0.85	0.76	0.69
First Prin Pay	1	1	1	1	1
Last Prin Pay	23	21	18	16	14

Weighted Average Life Tables
Class II-A-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.89	2.27	2.00	1.78	1.60
MDUR (yr)	2.59	2.08	1.84	1.65	1.49
First Prin Pay	23	21	18	16	14
Last Prin Pay	60	36	30	25	23

Class II-A-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	2.89	2.27	2.00	1.78	1.60
MDUR (yr)	2.59	2.08	1.84	1.65	1.49
First Prin Pay	23	21	18	16	14
Last Prin Pay	60	36	30	25	23

Class II-A-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.49	5.22	3.00	2.29	2.01
MDUR (yr)	5.27	4.39	2.67	2.09	1.85
First Prin Pay	60	36	30	25	23
Last Prin Pay	102	83	69	30	25

Class II-A-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.49	5.22	3.00	2.29	2.01
MDUR (yr)	5.27	4.39	2.67	2.09	1.85
First Prin Pay	60	36	30	25	23
Last Prin Pay	102	83	69	30	25

Weighted Average Life Tables
Class II-A-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	8.85	7.19	6.02	2.70	2.18
MDUR (yr)	6.74	5.73	4.95	2.44	2.00
First Prin Pay	102	83	69	30	25
Last Prin Pay	106	86	72	34	27

Class II-A-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	11.99	9.81	8.22	2.70	2.18
MDUR (yr)	8.30	7.19	6.29	2.44	2.00
First Prin Pay	102	83	69	30	25
Last Prin Pay	239	199	168	34	27

Class M-1 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.84	5.11	5.24	4.73	3.80
MDUR (yr)	4.70	4.24	4.36	3.99	3.29
First Prin Pay	39	45	54	34	27
Last Prin Pay	106	86	72	59	48

Class M-1 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.49	5.65	5.68	7.07	5.74
MDUR (yr)	5.02	4.54	4.63	5.50	4.63
First Prin Pay	39	45	54	34	27
Last Prin Pay	210	174	146	143	119

Weighted Average Life Tables

Class M-2 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.99	4.73	4.77	3.89
MDUR (yr)	4.68	4.13	3.98	4.02	3.36
First Prin Pay	38	42	47	51	41
Last Prin Pay	106	86	72	59	48

Class M-2 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.46	5.51	5.16	5.22	4.26
MDUR (yr)	4.98	4.42	4.24	4.32	3.63
First Prin Pay	38	42	47	51	41
Last Prin Pay	200	165	138	117	96

Class M-3 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.93	4.54	4.33	3.51
MDUR (yr)	4.66	4.08	3.82	3.68	3.06
First Prin Pay	38	41	45	47	38
Last Prin Pay	106	86	72	59	48

Class M-3 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.44	5.44	4.95	4.68	3.80
MDUR (yr)	4.96	4.36	4.07	3.92	3.26
First Prin Pay	38	41	45	47	38
Last Prin Pay	190	156	131	110	90

Weighted Average Life Tables

Class M-4 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.83	4.91	4.46	4.14	3.35
MDUR (yr)	4.52	3.95	3.67	3.46	2.88
First Prin Pay	38	40	43	45	36
Last Prin Pay	106	86	72	59	48

Class M-4 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.42	5.40	4.86	4.48	3.63
MDUR (yr)	4.78	4.21	3.90	3.68	3.07
First Prin Pay	38	40	43	45	36
Last Prin Pay	185	151	127	106	87

Class M-5 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.82	4.89	4.39	4.01	3.24
MDUR (yr)	4.43	3.88	3.57	3.32	2.76
First Prin Pay	37	40	42	43	34
Last Prin Pay	106	86	72	59	48

Class M-5 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.40	5.36	4.78	4.34	3.51
MDUR (yr)	4.68	4.12	3.79	3.52	2.94
First Prin Pay	37	40	42	43	34
Last Prin Pay	179	146	123	102	84

Weighted Average Life Tables

Class M-6 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.82	4.87	4.35	3.91	3.16
MDUR (yr)	4.40	3.84	3.52	3.23	2.69
First Prin Pay	37	39	41	41	33
Last Prin Pay	106	86	72	59	48

Class M-6 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.37	5.33	4.72	4.22	3.41
MDUR (yr)	4.63	4.06	3.73	3.42	2.86
First Prin Pay	37	39	41	41	33
Last Prin Pay	172	141	118	98	80

Class M-7 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.82	4.87	4.32	3.84	3.10
MDUR (yr)	4.40	3.83	3.50	3.18	2.64
First Prin Pay	37	39	40	40	32
Last Prin Pay	106	86	72	59	48

Class M-7 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.35	5.30	4.67	4.14	3.35
MDUR (yr)	4.62	4.05	3.70	3.37	2.81
First Prin Pay	37	39	40	40	32
Last Prin Pay	166	136	114	94	77

Weighted Average Life Tables
Class M-8 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.82	4.85	4.29	3.79	3.06
MDUR (yr)	4.40	3.83	3.48	3.15	2.61
First Prin Pay	37	38	40	39	31
Last Prin Pay	106	86	72	59	48

Class M-8 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.31	5.26	4.62	4.07	3.28
MDUR (yr)	4.61	4.03	3.66	3.32	2.76
First Prin Pay	37	38	40	39	31
Last Prin Pay	160	131	109	90	74

Class M-9 To Call
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	5.82	4.84	4.26	3.74	3.01
MDUR (yr)	4.40	3.82	3.45	3.11	2.58
First Prin Pay	37	38	39	38	30
Last Prin Pay	106	86	72	59	48

Class M-9 To Maturity
FRM Prepay Speed ARM Prepay Speed	85% PPC 70% PPC	100% PPC 85% PPC	115% PPC 100% PPC	125% PPC 120% PPC	145% PPC 140% PPC
WAL (yr)	6.26	5.21	4.56	3.99	3.21
MDUR (yr)	4.59	4.00	3.62	3.26	2.71
First Prin Pay	37	38	39	38	30
Last Prin Pay	153	125	104	86	70

Swap Schedule
Period	Distribution Date	Notional Schedule ($)	Period	Distribution Date	Notional Schedule ($)
1	05/25/07	0.00	39	07/25/10	264,362,582.37
2	06/25/07	935,253,962.30	40	08/25/10	258,088,346.05
3	07/25/07	925,875,153.03	41	09/25/10	249,760,246.86
4	08/25/07	914,365,409.76	42	10/25/10	241,711,280.54
5	09/25/07	900,739,944.98	43	11/25/10	233,931,839.70
6	10/25/07	885,028,557.34	44	12/25/10	226,412,674.31
7	11/25/07	867,292,864.89	45	01/25/11	219,144,861.96
8	12/25/07	847,592,191.93	46	02/25/11	212,119,790.41
9	01/25/08	826,025,636.35	47	03/25/11	205,329,149.44
10	02/25/08	802,881,638.02	48	04/25/11	198,764,913.26
11	03/25/08	778,833,262.80	49	05/25/11	192,419,334.93
12	04/25/08	755,116,526.78	50	06/25/11	186,284,937.89
13	05/25/08	732,080,164.12	51	07/25/11	180,354,505.12
14	06/25/08	709,704,497.87	52	08/25/11	174,621,070.01
15	07/25/08	687,970,423.19	53	09/25/11	169,077,907.62
16	08/25/08	666,859,390.61	54	10/25/11	163,718,526.25
17	09/25/08	646,343,326.57	55	11/25/11	158,536,516.31
18	10/25/08	626,216,002.11	56	12/25/11	153,525,988.34
19	11/25/08	606,645,829.26	57	01/25/12	148,680,897.26
20	12/25/08	587,424,724.74	58	02/25/12	143,994,392.55
21	01/25/09	566,822,926.16	59	03/25/12	139,459,722.97
22	02/25/09	540,924,150.91	60	04/25/12	135,068,364.89
23	03/25/09	505,033,556.94	61	05/25/12	130,820,076.83
24	04/25/09	468,229,528.36	62	06/25/12	126,711,784.96
25	05/25/09	435,307,559.87	63	07/25/12	122,738,731.57
26	06/25/09	408,621,253.42	64	08/25/12	118,896,347.94
27	07/25/09	390,882,643.84	65	09/25/12	115,180,292.87
28	08/25/09	376,184,598.72	66	10/25/12	111,586,331.07
29	09/25/09	361,984,608.33	67	11/25/12	108,110,196.03
30	10/25/09	348,265,302.66	68	12/25/12	104,747,845.59
31	11/25/09	335,009,796.09	69	01/25/13	101,495,428.63
32	12/25/09	322,202,055.95	70	02/25/13	98,349,228.99
33	01/25/10	309,826,622.10	71	03/25/13	95,305,683.01
34	02/25/10	297,868,732.92	72	04/25/13	92,361,318.54
35	03/25/10	286,314,453.51	73	05/25/13	89,512,763.55
36	04/25/10	275,150,613.09	74	06/25/13	86,756,787.08
37	05/25/10	264,362,582.37	75	07/25/13	0.00
38	06/25/10	264,362,582.37

EXCESS SPREAD (1,2)
Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	5.320	5.263	N/A	N/A	42	4.776	4.807	4.66	4.31
2	5.330	5.221	3.04	3.04	43	4.792	4.816	4.66	4.32
3	5.316	5.163	3.05	3.05	44	4.806	4.823	4.73	4.38
4	5.257	5.097	3.04	3.04	45	4.817	4.831	4.72	4.38
5	5.210	5.029	3.04	3.04	46	4.824	4.840	4.74	4.41
6	5.147	4.958	3.05	3.05	47	4.828	4.850	4.82	4.52
7	5.065	4.888	3.04	3.04	48	4.828	4.862	4.74	4.44
8	4.984	4.822	3.06	3.06	49	4.836	4.876	4.77	4.47
9	4.919	4.761	3.04	3.04	50	4.853	4.891	4.75	4.45
10	4.851	4.706	3.04	3.04	51	4.870	4.904	4.77	4.48
11	4.782	4.659	2.98	2.98	52	4.886	4.916	4.75	4.47
12	4.727	4.620	2.94	2.94	53	4.900	4.927	4.75	4.50
13	4.669	4.588	2.96	2.96	54	4.913	4.935	4.78	4.54
14	4.619	4.565	2.95	2.95	55	4.924	4.942	4.75	4.51
15	4.589	4.551	2.97	2.97	56	4.934	4.947	4.78	4.54
16	4.567	4.542	2.95	2.95	57	4.942	4.953	4.77	4.53
17	4.547	4.540	2.95	2.95	58	4.948	4.958	4.82	4.59
18	4.536	4.542	2.99	2.98	59	4.951	4.964	4.97	4.75
19	4.533	4.530	2.97	2.97	60	4.953	4.970	4.95	4.74
20	4.533	4.551	3.01	3.00	61	4.957	4.978	4.98	4.76
21	4.534	4.570	3.16	3.12	62	4.966	4.986	4.96	4.74
22	4.558	4.585	3.70	3.58	63	4.974	4.995	4.98	4.77
23	4.560	4.594	4.74	4.43	64	4.982	5.003	4.97	4.76
24	4.459	4.600	4.94	4.57	65	4.991	5.010	4.99	4.79
25	4.663	4.622	4.96	4.60	66	4.999	5.018	5.02	4.82
26	4.643	4.610	4.94	4.57	67	5.007	5.026	4.99	4.80
27	4.626	4.600	4.98	4.60	68	5.014	5.033	5.01	4.82
28	4.611	4.595	5.00	4.59	69	5.022	5.040	4.98	4.80
29	4.599	4.593	5.07	4.60	70	5.030	5.048	4.98	4.80
30	4.591	4.597	5.11	4.63	71	5.037	5.055	5.05	4.89
31	4.587	4.605	4.83	4.36	72	5.044	5.063	4.97	4.82
32	4.587	4.618	4.86	4.39	73	5.051	5.071	N/A	N/A
33	4.592	4.636	4.84	4.37
34	4.603	4.656	4.87	4.40
35	4.619	4.679	5.01	4.57
36	4.642	4.702	4.93	4.50
37	4.668	4.724	4.97	4.54
38	4.692	4.745	4.76	4.33
39	4.715	4.764	4.61	4.19
40	4.737	4.781	4.54	4.14
41	4.757	4.795	4.59	4.23

  (1) Assumes the pricing prepayment speed to call.
(2)
Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee and Trustee Fee) plus net swap payments, less aggregate interest on the Certificates divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

BREAKEVEN LOSSES
LOSS COVERAGE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	Aa1/AA+	Aa2/AA	Aa3/AA-	A1/A+	A2/A	A3/A-

Loss Severity	30%	30%	30%	30%	30%	30%
Default	62.40 CDR	44.19 CDR	37.69 CDR	31.93 CDR	27.09 CDR	23.61 CDR
Collateral Loss	23.49%	19.76%	18.07%	16.36%	14.74%	13.44%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	38.94 CDR	29.16 CDR	25.39 CDR	21.90 CDR	18.87 CDR	16.66 CDR
Collateral Loss	24.55%	20.61%	18.82%	17.01%	15.30%	13.95%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	28.21 CDR	21.72 CDR	19.12 CDR	16.65 CDR	14.48 CDR	12.86 CDR
Collateral Loss	25.22%	21.14%	19.30%	17.43%	15.66%	14.27%

Class	M-7	M-8	M-9
Rating (M/S)	Baa1/BBB+	Baa2/BBB	Baa3/BBB-

Loss Severity	30%	30%	30%
Default	20.93 CDR	18.44 CDR	16.10 CDR
Collateral Loss	12.36%	11.28%	10.19%

Loss Severity	40%	40%	40%
Default	14.91 CDR	13.28 CDR	11.75 CDR
Collateral Loss	12.82%	11.71%	10.62%

Loss Severity	50%	50%	50%
Default	11.58 CDR	10.38 CDR	9.26 CDR
Collateral Loss	13.11%	11.99%	10.90%

Assumptions
12 Month Delay
Forward LIBOR
Delinquency Trigger Failing
Run to maturity
Defaults are in addition to prepayments
Run at pricing speed
"Break" is CDR which results in approximate first dollar of principal loss